Exhibit 4.2

Execution Version

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of March 26, 2026, among MAPLE PARENT HOLDINGS CORP., a Delaware corporation (the “Company” or the “Issuer”), KEURIG DR PEPPER INC., a Delaware corporation (“KDP Parent”), the Guarantors listed in Schedule I (the “Subsidiary Guarantors” and, together with KDP Parent, the “Guarantors”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as registrar, transfer agent and trustee (in such capacities, the “Registrar”, “Transfer Agent” or “Trustee”) and U.S. BANK EUROPE DAC, UK BRANCH, as paying agent (the “Paying Agent”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of March 26, 2026 (the “Base Indenture” and, together with this First Supplemental Indenture, and as such may be amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series;

WHEREAS, Sections 2.1 and 9.1 of the Base Indenture provide, among other things, that the Company and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Base Indenture to provide for specific terms applicable to any series of notes;

WHEREAS, Section 2.1 of the Base Indenture provides, among other things, that there shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officer’s Certificate of the Company or in a Company Order, or established in one or more indentures supplemental to the Base Indenture, prior to the issuance of Securities of any series whether Securities of the series are entitled to the benefits of any Securities Guarantee of any Guarantor pursuant to the Indenture, the identity of any such Guarantors and any terms of such Securities Guarantee with respect to the Securities of the series in addition to those set forth in Article X of the Base Indenture, or any exceptions to or changes to those set forth in Article X of the Base Indenture;

WHEREAS, Section 10.1 of the Base Indenture provides that prior to the authentication and delivery upon original issuance of Securities of any series that are to be guaranteed by a Person, the Company, the Trustee and such Person shall have entered into a supplemental indenture pursuant to Section 9.1(12) of the Base Indenture whereby such Person shall have executed a Securities Guarantee under the Base Indenture with respect to any series of Securities as to which such Person has been so established pursuant to Section 2.1 of the Base Indenture as a Guarantor thereof;

WHEREAS, the Company intends by this First Supplemental Indenture to create and provide for the issuance of four new separate series of debt securities to be designated as the “3.495% Senior Notes due 2028” (the “2028 Notes”), the “3.881% Senior Notes due 2030” (the “2030 Notes”), the “4.224% Senior Notes due 2032” (the “2032 Notes”) and the “4.728% Senior Notes due 2035” (the “2035 Notes” and, collectively with the 2028 Notes, the 2030 Notes and the 2032 Notes, the “Notes”);

WHEREAS, the Company intends by this First Supplemental Indenture to provide that each series of the Notes will be entitled to the benefits of the Securities Guarantee of the Guarantors;

WHEREAS, the Guarantors intend by this First Supplemental Indenture to execute a Securities Guarantee with respect to each series of the Notes;

WHEREAS, pursuant to Section 9.1(10) and (12) of the Base Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this First Supplemental Indenture to amend or supplement the Base Indenture, without the consent of any Holder of Notes; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Base Indenture and delivered as provided in the Base Indenture against payment therefor, valid, binding and legal obligations of the Company and the Guarantors according to their terms, and all actions required to be taken by the Company and the Guarantors under the Base Indenture to make this First Supplemental Indenture a valid, binding and legal agreement of the Company and the Guarantors, have been done;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

(a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture.

(b) The following are definitions used in this First Supplemental Indenture, and to the extent that a term is defined both herein and in the Base Indenture, the definition in this First Supplemental Indenture shall govern with respect to the Notes.

“Agency Agreement” means that certain Agency Agreement by and among the Company, the Paying Agent, the Trustee, the Transfer Agent and the Registrar dated as of the date hereof, as may be amended, restated and/or modified from time to time.

“Attributable Debt” in respect of a sale and leaseback transaction means, at any time of determination, the present value at that time of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be determined in accordance with the definition of “Capital Lease

Obligation.” For the avoidance of doubt, such amount of net rental payments under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authority” means The International Stock Exchange Authority Limited.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Business Day” means a weekday (1) which is not a day when banking institutions in the place of payment are authorized or required by law or regulation to be closed and (2) on which the Trans-European Automated Real Time Gross Settlement Express Transfer System (i.e., the T2 System), or any successor or replacement for that system, is open.

“Capital Lease Obligation” means, at any time of determination, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP; provided, however, that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP after the application of Accounting Standard Codification Topic 842 shall not constitute Capital Lease Obligations for the purposes of the Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with Accounting Standard Codification Topic 842 to be treated as balance sheet liabilities in any financial statements to be delivered pursuant to Section 6.04.

“Capital Markets Indebtedness” means capital markets debt securities issued in a public offering registered under the Securities Act of 1933, as amended, or a “Rule 144A” and/or “Regulation S” offering similar to, and including, the JDE Peet’s Notes.

“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to one or more Persons (other than the Company or one of its Subsidiaries). Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (b)(i) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no Person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company. Prior to the Separation, references to the Company in this definition refer to KDP Parent and, after the Separation, references to the Company in this definition refer to the Issuer. For the avoidance of doubt, notwithstanding anything in the Indenture to the contrary, the JDE Peet’s Acquisition and the Separation, and any actions taken by any of KDP Parent, the Issuer or any of their respective subsidiaries that is required in connection with or incidental to the JDE Peet’s Acquisition or the Separation shall not be deemed a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Coffee Business” means, collectively, (A) (i) the “U.S. Coffee” operating segment of KDP Parent excluding the sales related to the distribution of ready-to-drink La Colombe coffee beverages and (ii) that portion of the “International” operating segment of KDP Parent consisting of sales in Canada from the manufacture and distribution of finished goods relating to single serve brewers, K-Cup pods, AltaRounds pressed coffee and other coffee products and (B) after the consummation of the JDE Peet’s Acquisition, the business of JDE Peet’s and its Subsidiaries.

“Common Depositary” means any Person acting as the common depositary for Euroclear and Clearstream, which initially shall be U.S. Bank Europe DAC, until a successor Common Depositary, if any, shall have become such, and thereafter, “Common Depositary” shall mean or include each Person who is then a Common Depositary under the Indenture.

“Comparable Government Bond” means, with respect to the Notes to be redeemed prior to the applicable Par Call Date, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a bond that is a direct obligation of the Federal Republic of Germany (a “German government bond”) whose maturity is closest to the Par Call Date of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Company, and calculated in accordance with generally accepted market practice at such time. The term “independent investment bank” means an independent investment banking institution of international standing appointed by the Company from time to time.

“Consolidated Total Assets” means, with respect to any Person, as of any date of determination, the total assets reflected on the consolidated balance sheet of such Person and its Subsidiaries as of the end of the most recently ended fiscal quarter of such Person for which consolidated financial statements have been prepared, determined on a consolidated basis in accordance with GAAP.

“Corporate Trust Office”, for purposes of this First Supplemental Indenture, means, with respect to the corporate trust office of (1) the Paying Agent, currently located at 125 Old Broad Street, Fifth Floor, London, EC2N 1AR, United Kingdom or such other address as to which the Paying Agent may give written notice to the Company, and (2) the Trustee, currently located at (i) for purposes of surrender, transfer or exchange of any Security, Global Corporate Trust Services EP-MN-WS3C, Attention: Corporate Trust Administrator for Maple Parent Holding Corp., 60 Livingston Avenue, St. Paul MN 55107, and (ii) for all other purposes, at the address of the Trustee specified in Section 11.03 or such other address as to which the Trustee may give written notice to the Company.

“Definitive Note” means a certificated Note containing, if required, the appropriate Restricted Notes Legend set forth in Section 2.08(e).

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Exchange” means The International Stock Exchange.

“Exchange Notes” means, with respect to any series or tranche of Notes, a series or tranche of senior notes issued by the Company and guaranteed by the Guarantors that then guarantee the Notes under the Indenture, containing terms substantially identical in all material respects to such series or tranche of the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate due to a Registration Default) and to be offered to Holders of Notes of such series or tranche in exchange for Notes of such series or tranche pursuant to the Exchange Offer for such series or tranche.

“Exchange Offer” shall mean the exchange offer by the Company and the Guarantors of Exchange Notes for the applicable series or tranche of Notes.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Fitch” means Fitch, Inc.

“Funded Debt” means Indebtedness which by its terms matures at or is extendible or renewable at the option of the obligor to date more than 12 months after the date of the creation or incurrence of such Indebtedness.

“Global Notes Legend” means the legend set forth in Section 2.08(e)(i).

“Indebtedness” means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent: (1) in respect of borrowed money; (2) evidenced by bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements with respect thereto); (3) in respect of banker’s acceptances, bank guarantees, surety bonds or similar instruments; (4) representing Capital Lease Obligations; or (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business; if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet (excluding the notes thereto) of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of the specified Person in accordance with GAAP: (1) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); and (2) to the extent not otherwise included, any guarantee by the specified Person of Indebtedness of any other Person.

“Interest Payment Date” means March 26 of each year, commencing on March 26, 2027.

“Interest Rate Rating Agency” means Moody’s, S&P or any Substitute Rating Agency.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“JDE Peet’s” means JDE Peet’s N.V., a public limited liability company (naamloze vennootschap) under Dutch law, with legal seat (statutaire zetel) in Amsterdam, the Netherlands, registered with the Dutch Chamber of Commerce under number 73160377 (or its successor).

“JDE Peet’s Guarantee Trigger Date” means the 30th day after the first day on which all of the following have occurred: (i) the JDE Peet’s Acquisition has been consummated, (ii) the shares issued by JDE Peet’s listed on Euronext Amsterdam have been delisted in accordance with Euronext Amsterdam N.V.’s announcement on its delisting policy (2004-041), (iii) JDE Peet’s has been converted into a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) and (iv) JDE Peet’s has received, solely to the extent required, from each relevant Works Council, any of the following: (x) unconditional (or conditional, if all conditions have been fulfilled) positive or neutral advice related to JDE Peet’s decision to provide a Securities Guarantee under the Indenture, (y) the waiver of such advice right in accordance with applicable law or (z) a confirmation that such relevant Works Council agrees in writing that no advice is required under applicable laws and regulations or any covenant or undertaking with the relevant Works Council.

“JDE Peet’s Notes” means, collectively, JDE Peet’s outstanding unsecured, unsubordinated notes (i) denominated in euros in the following series: Floating Rate Note due 2027, 0.625% Notes due 2028, 0.500% Notes due 2029, 4.125% Notes due 2030, 1.125% Notes due 2033 and 4.500% Notes due 2034; and (ii) denominated in U.S. dollars in the following series: 1.375% Notes due 2027 and 2.250% Notes due 2031.

“KDP Guarantors” means Guarantors that are Subsidiaries of KDP Parent but not Subsidiaries of the Company.

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction. Notwithstanding the foregoing, an operating lease shall not be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc.

“Par Call Date” means February 26, 2030 (in the case of the 2030 Notes), February 26, 2032 (in the case of the 2032 Notes) and December 26, 2034 (in the case of the 2035 Notes).

“Permitted Encumbrances” means: (1) Liens imposed by law for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith; (2) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days (or if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens) or are being contested in good faith; (3) (i) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary of the Company; (4) Liens arising out of pledges or deposits to secure the performance of bids, tender, insurance, trade or other contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, indemnity, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business; (5) judgment liens for the payment of money (i) not in excess of $75,000,000 in the aggregate (to the extent not covered by independent third-party insurance) or (ii) in respect of judgments that the Company or a Subsidiary of the Company is in good faith prosecuting an appeal or other proceeding for review or Liens incurred by the Company or a Subsidiary of the Company for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or a Subsidiary of the Company is a party; (6) easements, restrictions, rights-of-way and similar encumbrances and minor title defects on real property imposed by law or arising in the ordinary course of business that do not secure any payment obligations and do not, in the aggregate, materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary of the Company; (7) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness; (8) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (9) Liens (i) of a collection bank on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering securities, deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry (including any Lien or right of set-off in favor of Dutch banks arising from their general banking conditions (algemene bankvoorwaarden) or similar standard documentation); (10) any interest or title of a lessor under leases entered into by the Company or any of its Subsidiaries in the ordinary course of business and financing statements with respect to a lessor’s right in and to personal property leased to the Company or any of its Subsidiaries in the ordinary course of the Company’s or any of its Subsidiaries’ business; (11) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business; (12) Liens deemed to exist in connection with Permitted Investments and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes; (13) Liens that are contractual rights of set-off: (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary of the Company in the ordinary course of business; (14) Liens solely on any cash earnest money deposits made by the Company or any Subsidiaries in connection with any letter of intent or purchase agreement; (15) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located; (16) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (17) any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company or any Subsidiary of the Company; (18) Liens securing indebtedness outstanding or incurred pursuant to credit facilities outstanding on the issue date; (19) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; (20) Liens in connection with the sale or transfer of the common stock in a Subsidiary and customary rights and restrictions contained in agreements relating to such sale or transfer, in each case, pending the completion thereof; (21) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company in the ordinary course of business; (22) Liens on cash, cash equivalents or marketable securities of the Company or any Subsidiary securing obligations of the Company or any Subsidiary under swap agreements not incurred for speculative purposes; and (23) any Liens, guarantees or joint and several responsibility established or arising in the context of (i) (the establishment) of any fiscal unity (fiscale eenheid) or other tax group or (ii) any declaration of joint and several liability used for the purpose of section 2:403 of the Dutch Civil Code (Burgerlijk Wetboek) (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code (Burgerlijk Wetboek)), or any equivalent arrangement under any other applicable law.

Prior to the Separation, KDP Parent shall be deemed to be the “Company” for all purposes under this definition. Following the Separation, the Issuer shall be deemed to be the “Company” for all purposes under this definition.

“Permitted Investments” means: (1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof; (2) investments in commercial paper maturing within 12 months from the date of acquisition thereof; (3) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 12 months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (4) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and (5) money market funds that (a) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (b) are rated AAA by S&P and Aaa by Moody’s and (c) have portfolio assets of at least $1,000,000,000.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing, processing or bottling plant, warehouse or distribution center (including the land upon which it is situated), owned and operated by the Company or any of its Subsidiaries, provided that the book value of such property is an amount greater than 1% of Consolidated Total Assets of the Company.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A promulgated under the Securities Act.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) of the Exchange Act) selected by the Company as a replacement Rating Agency for a former Rating Agency.

“Rating Event” means the rating on the applicable series of Notes is lowered by each of the Rating Agencies and such Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control or (b) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). If any Rating Agency that provided a rating of a series of Notes on the day immediately prior to the beginning of such 60-day period (or extension thereof) is not providing a rating of such series of Notes at the end of such 60- day period (or extension thereof) for any reason, such 60-day period (or extension thereof) shall be extended an additional 30 days and, if the Company has not selected a replacement Rating Agency on or before the end of such 30-day period, then such Rating Agency shall be deemed to have lowered its rating of such series of Notes at the end of such 30-day period to be below an Investment Grade Rating.

“Registration Default” has the meaning ascribed thereto in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 26, 2026, among the Company, KDP Parent, the Guarantors and the representatives named therein, relating to the Notes.

“Regular Record Date” means (a) the immediately preceding business day of Euroclear and Clearstream for so long as the applicable series of Notes are represented by Global Notes or (b) on the immediately preceding March 11 if such Notes are not represented by Global Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Notes” means all Notes offered and sold to a non-U.S. Person in an offshore transaction in reliance on Regulation S.

“Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority to exercise any Write-down and Conversion Powers.

“Restricted Notes Legend” means the legend set forth in Section 2.08(e)(ii).

“Restricted Period” means, with respect to any Notes, the period that is 40 days after the later of (i) the original issue date of the Notes and (ii) the date when the Notes or any predecessor of the Notes are first offered to Persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to purchasers reasonably believed to be QIBs in reliance on Rule 144A.

“S&P” means S&P Global Ratings.

“Separation” means the proposed separation of all or substantially all of the Coffee Business through (x) a contribution, directly or indirectly, of the applicable assets and liabilities of such business and/or through a contribution, directly or indirectly, of the applicable legal entities comprising such business to the Company (or a Subsidiary of the Company), in each case to the extent such assets, liabilities or entities are not already held by the Company or a Subsidiary of the Company, and (y) the distribution of outstanding equity securities of the Company (or a direct or indirect parent of the Company) to the holders of common stock of KDP Parent as of a record date to be determined by KDP Parent, in each case of the foregoing, in a transaction qualifying under Section 355 or Section 361 of the Code, together with any transactions related thereto or contemplated thereby.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) of the Exchange Act) selected by the Company as a replacement Interest Rate Rating Agency for any Interest Rate Rating Agency.

“Transfer Restricted Note” means any Note that contains or is required to contain a Restricted Notes Legend.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Write-Down and Conversion Powers” means, (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and (b) any powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a Person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a Person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and any similar or analogous powers under that Bail-In Legislation.

Section 1.02 Other Definitions.

Term	Defined in Section
“2028 Notes”	Recitals
“2028 Maturity Date”	2.04(b)
“2030 Notes”	Recitals
“2030 Maturity Date”	2.05(b)
“2032 Notes”	Recitals
“2032 Maturity Date”	2.06(b)
“2035 Notes”	Recitals
“2035 Maturity Date”	2.07(b)
“Additional Amounts”	9.01(b)
“Additional Interest”	8.02
“Agent Members”	2.03(c)(ii)
“Agent Parties”	10.02
“Base Indenture”	Recitals
“CBOI”	10.01(a)
“Change in Tax Law”	9.02
“Change of Control Offer”	5.01(b)
“Change of Control Payment”	5.01(a)
“Change of Control Payment Date”	5.01(b)(ii)
“Euroclear”	2.03(a)
“FCA”	10.01(a)
“Global Notes”	2.03(b)
“Indenture”	Recitals
“Interest Rate Adjustment Table”	8.01(a)
“JDE Peet’s Acquisition”	4.01(f)
“market exchange rate”	2.04(k)
“Merger Protocol”	4.01(f)

“New Parent Guarantor”	6.04(d)
“PRA”	10.01(a)
“Regulation S Global Note”	2.03(b)
“Relevant Taxing Jurisdiction”	9.01(a)
“Rule 144A Global Note”	2.03(b)
“Special Mandatory Redemption Date”	4.01(f)
“Special Mandatory Redemption Event”	4.01(f)
“Special Mandatory Redemption Price”	4.01(f)
“surviving parent entity”	6.05(a)(i)
“Taxes”	9.01(a)

Section 1.03 Incorporation by Reference of Trust Indenture Act.

The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this First Supplemental Indenture.

“indenture trustee” means the Trustee.

“obligor” on the indenture securities means the Company and the Guarantors and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this First Supplemental Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

ARTICLE II

APPLICATION OF SUPPLEMENTAL INDENTURE AND CREATION, FORMS, TERMS AND CONDITIONS OF NOTES

Section 2.01 Application of this First Supplemental Indenture.

Notwithstanding any other provision of this First Supplemental Indenture, the provisions of this First Supplemental Indenture, including the covenants set forth herein, are expressly and solely for the benefit of the holders of the Notes. The Notes constitute four separate series of Securities as provided in Section 2.1 of the Base Indenture.

Section 2.02 Creation of the Notes; Payments in Euro.

(a) In accordance with Section 2.1 of the Base Indenture, the Company hereby creates each of the 2028 Notes, the 2030 Notes, the 2032 Notes and the 2035 Notes as a separate series of its Securities issued pursuant to the Indenture. The 2028 Notes shall be issued initially in an aggregate principal amount of €600,000,000. The 2030 Notes shall be issued initially in an aggregate principal amount of €800,000,000. The 2032 Notes shall be issued initially in an aggregate principal amount of €800,000,000. The 2035 Notes shall be issued initially in an aggregate principal amount of €800,000,000. Principal and interest on each series of Notes, including payments made upon any redemption or repurchase of the Notes, shall be payable in euro, subject to Section 2.02(b) below.

(b) If, on or after the date of this First Supplemental Indenture, the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or if the Euro is no longer being used by the then-member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. Dollars until the Euro is again available to the Company or so used. In such circumstances, the amount payable on any date in Euro will be converted into U.S. Dollars at the market exchange rate as of the close of business on the second Business Day prior to the relevant payment date or, if the Federal Reserve Bank of New York has not mandated a rate of conversion, on the basis of the most recently available market exchange rate for Euro, as determined by the Company in its sole discretion. The term “market exchange rate” means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment in respect of the Notes so made in U.S. Dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent for the Notes shall have any responsibility for any calculation or conversion in connection with the foregoing.

Section 2.03 Form of the Notes.

(a) The Notes shall each be issued in the form of a Global Note, duly executed by the Company and, upon receipt of a Company Order, authenticated by the Trustee, which shall be deposited with the Common Depositary for, and in respect of interests held through, Euroclear as operator of the Euroclear System (“Euroclear”) and Clearstream. The 2028 Notes shall be substantially in the form of Exhibit A attached hereto, the 2030 Notes shall be substantially in the form of Exhibit B attached hereto, the 2032 Notes shall be substantially in the form of Exhibit C attached hereto and the 2035 Notes shall be substantially in the form of Exhibit D attached hereto. So long as the Common Depositary, or its nominee, is the registered owner of a Global Note, the Common Depositary or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture. Ownership of beneficial interests in such Global Note shall be shown on, and transfers thereof will be effective only through, records maintained by the Common Depositary (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners).

(b) The Notes shall be resold initially only (A) to Persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act or (B) outside the United States, to Persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in compliance with Regulation S. Notes may thereafter be transferred to, among others, purchasers reasonably believed to be QIBs, purchasers in reliance on Regulation S, and otherwise, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be initially issued in the form of one or more permanent global securities in fully registered form (collectively, the “Rule 144A Global Note”), and Notes initially resold pursuant to Regulation S shall be initially issued in the form of one or more permanent global securities in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the Global Notes Legend and the applicable Restricted Notes Legend set forth in Section 2.08(e)(ii) hereof. Such global securities shall be deposited on behalf of the purchasers of the Notes represented thereby with, and registered in the name of, the Common Depositary for the accounts of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The Rule 144A Global Notes and the Regulation S Global Notes are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Common Depositary or its nominee as hereinafter provided.

(c) This Section 2.03(c) shall apply only to a Global Note deposited with or on behalf of the Common Depositary.

(i) The Company shall execute and the Trustee shall, upon receipt of a Company Order and in accordance with this Section 2.03(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of the Common Depositary or its nominee and (B) shall be delivered by the Trustee to the Common Depositary or pursuant to the instructions of the Common Depositary.

(ii) Members of, or participants in, Euroclear or Clearstream (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Common Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat Euroclear and Clearstream as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by Euroclear and Clearstream or impair, as between Euroclear and Clearstream and their respective Agent Members, the operation of customary practices thereof governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(d) Except as provided in Section 2.08 or 2.09, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

(e) The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this First Supplemental Indenture, and to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is any conflict between the terms of the Notes and this First Supplemental Indenture, the terms of this First Supplemental Indenture shall govern.

(f) The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.04 Terms and Conditions of the 2028 Notes.

The 2028 Notes shall be governed by all the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture. In particular, the following provisions shall be terms of the 2028 Notes:

(a) Title and Conditions of the 2028 Notes. The title of the 2028 Notes shall be as specified in the recitals; and the aggregate principal amount of the 2028 Notes shall be as specified in Section 2.02 of this Article II, except for 2028 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Notes pursuant to Sections 2.8, 2.9, 2.13, 2.16, 5.7 or 9.5 of the Base Indenture.

(b) Stated Maturity. The 2028 Notes shall mature, and the principal of the 2028 Notes shall be due and payable in Euro to the Holders thereof, together with all accrued and unpaid interest thereon, on March 26, 2028 (the “2028 Maturity Date”).

(c) Payment of Principal and Interest. The 2028 Notes shall bear interest at the rate of 3.495% per annum, from and including March 26, 2026, or from the most recent Interest Payment Date on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest with respect to the Notes will be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Notes (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the applicable series of Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the 2028 Notes shall be payable annually in arrears in Euro on each Interest Payment Date. Payments of interest shall be made to the Person in whose name a 2028 Note (or predecessor 2028 Note) is registered (which shall initially be the nominee of the Common Depositary) at the close of business on the relevant Regular Record Date. The rights of Holders of beneficial interests of Notes to receive the payments of interest on such Notes are subject to the applicable procedures of Euroclear and Clearstream.

(d) Registration and Form. The 2028 Notes shall be issuable as a Global Note as provided in Section 2.03(b) of this Article II. The form of the 2028 Notes shall be as set forth in Exhibit A attached hereto. The 2028 Notes shall be issued and may be transferred only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof in book-entry form only. All payments of principal, redemption price and accrued and unpaid interest in respect of the 2028 Notes shall be made by the Company by wire transfer of immediately available funds in Euro to the Paying Agent who will in turn make such payments to Euroclear and Clearstream for onward distribution to their account holders.

(e) Legal Defeasance and Covenant Defeasance. The provisions for legal defeasance in Section 8.2 of the Base Indenture, and the provisions for covenant defeasance in Section 8.3 of the Base Indenture, shall be applicable to the 2028 Notes.

(f) Further Issuance. Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Company may, from time to time, without the consent of or notice to the Holders, create and issue further securities having the same ranking and interest rate, maturity and other terms as the 2028 Notes, except for the issue date, and, in some cases the public offering price and the first interest payment date. Additional 2028 Notes issued in this manner, and any Exchange Notes issued with respect to such series in accordance with the Registration Rights Agreement, shall be consolidated and shall form a single series with the previously outstanding 2028 Notes, provided that, if the additional 2028 Notes are not fungible with the 2028 Notes for U.S. federal income tax purposes, the additional 2028 Notes will have a separate Common Code number and ISIN number. No such additional 2028 Notes may be issued if an Event of Default has occurred and is continuing with respect to the 2028 Notes.

(g) Redemption. The 2028 Notes are subject to redemption by the Company in whole or in part in the manner described herein.

(h) Guarantees. The payment of the principal and any accrued and unpaid interest on the 2028 Notes, whether at the 2028 Maturity Date, by acceleration, by redemption or otherwise, is fully and unconditionally guaranteed, jointly and severally, by the Guarantors as provided in Article VII of this First Supplemental Indenture.

(i) Ranking. The 2028 Notes and the Securities Guarantees are senior unsecured obligations of the Company and the Guarantors, respectively, and are equal in right of payment with all unsecured and unsubordinated indebtedness of the Company and the Guarantors, respectively.

(j) Sinking Fund. The 2028 Notes are not entitled to any sinking fund.

(k) Payment in Euro. Principal and interest on the 2028 Notes, including payments made upon any redemption or repurchase of the 2028 Notes, shall be payable in euro, subject to Section 2.02(b) of this First Supplemental Indenture.

(l) Other Terms and Conditions. The 2028 Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit A hereto.

Section 2.05 Terms and Conditions of the 2030 Notes.

The 2030 Notes shall be governed by all the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture. In particular, the following provisions shall be terms of the 2030 Notes:

(a) Title and Conditions of the 2030 Notes. The title of the 2030 Notes shall be as specified in the recitals; and the aggregate principal amount of the 2030 Notes shall be as specified in Section 2.02 of this Article II, except for 2030 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Notes pursuant to Sections 2.8, 2.9, 2.13, 2.16, 5.7 or 9.5 of the Base Indenture.

(b) Stated Maturity. The 2030 Notes shall mature, and the principal of the 2030 Notes shall be due and payable in Euro to the Holders thereof, together with all accrued and unpaid interest thereon, on March 26, 2030 (the “2030 Maturity Date”).

(c) Payment of Principal and Interest. The 2030 Notes shall bear interest at the rate of 3.881% per annum, from and including March 26, 2026, or from the most recent Interest Payment Date on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest with respect to the Notes will be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Notes (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the applicable series of Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the 2030 Notes shall be payable annually in arrears in Euro on each Interest Payment Date. Payments of interest shall be made to the Person in whose name a 2030 Note (or predecessor 2030 Note) is registered (which shall initially be the nominee of the Common Depositary) at the close of business on the relevant Regular Record Date. The rights of Holders of beneficial interests of Notes to receive the payments of interest on such Notes are subject to the applicable procedures of Euroclear and Clearstream.

(d) Registration and Form. The 2030 Notes shall be issuable as a Global Note as provided in Section 2.03(b) of this Article II. The form of the 2030 Notes shall be as set forth in Exhibit B attached hereto. The 2030 Notes shall be issued and may be transferred only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof in book-entry form only. All payments of principal, redemption price and accrued and unpaid interest in respect of the 2030 Notes shall be made by the Company by wire transfer of immediately available funds in Euro to the Paying Agent who will in turn make such payments to Euroclear and Clearstream for onward distribution to their account holders.

(e) Legal Defeasance and Covenant Defeasance. The provisions for legal defeasance in Section 8.2 of the Base Indenture, and the provisions for covenant defeasance in Section 8.3 of the Base Indenture, shall be applicable to the 2030 Notes.

(f) Further Issuance. Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Company may, from time to time, without the consent of or notice to the Holders, create and issue further securities having the same ranking and interest rate, maturity and other terms as the 2030 Notes, except for the issue date, and, in some cases the public offering price and the first interest payment date. Additional 2030 Notes issued in this manner, and any Exchange Notes issued with respect to such series in accordance with the Registration Rights Agreement, shall be consolidated and shall form a single series with the previously outstanding 2030 Notes, provided that, if the additional 2030 Notes are not fungible with the 2030 Notes for U.S. federal income tax purposes, the additional 2030 Notes will have a separate Common Code number and ISIN number. No such additional 2030 Notes may be issued if an Event of Default has occurred and is continuing with respect to the 2030 Notes.

(g) Redemption. The 2030 Notes are subject to redemption by the Company in whole or in part in the manner described herein.

(h) Guarantees. The payment of the principal and any accrued and unpaid interest on the 2030 Notes, whether at the 2030 Maturity Date, by acceleration, by redemption or otherwise, is fully and unconditionally guaranteed, jointly and severally, by the Guarantors as provided in Article VII of this First Supplemental Indenture.

(i) Ranking. The 2030 Notes and the Securities Guarantees are senior unsecured obligations of the Company and the Guarantors, respectively, and are equal in right of payment with all unsecured and unsubordinated indebtedness of the Company and the Guarantors, respectively.

(j) Sinking Fund. The 2030 Notes are not entitled to any sinking fund.

(k) Payment in Euro. Principal and interest on the 2030 Notes, including payments made upon any redemption or repurchase of the 2030 Notes, shall be payable in euro, subject to Section 2.02(b) of this First Supplemental Indenture.

(l) Other Terms and Conditions. The 2030 Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit B hereto.

Section 2.06 Terms and Conditions of the 2032 Notes.

The 2032 Notes shall be governed by all the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture. In particular, the following provisions shall be terms of the 2032 Notes:

(a) Title and Conditions of the 2032 Notes. The title of the 2032 Notes shall be as specified in the recitals; and the aggregate principal amount of the 2032 Notes shall be as specified in Section 2.02 of this Article II, except for 2032 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Notes pursuant to Sections 2.8, 2.9, 2.13, 2.16, 5.7 or 9.5 of the Base Indenture.

(b) Stated Maturity. The 2032 Notes shall mature, and the principal of the 2032 Notes shall be due and payable in Euro to the Holders thereof, together with all accrued and unpaid interest thereon, on March 26, 2032 (the “2032 Maturity Date”).

(c) Payment of Principal and Interest. The 2032 Notes shall bear interest at the rate of 4.224% per annum, from and including March 26, 2026, or from the most recent Interest Payment Date on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest with respect to the Notes will be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Notes (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the applicable series of Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the 2032 Notes shall be payable annually in arrears in Euro on each Interest Payment Date. Payments of interest shall be made to the Person in whose name a 2032 Note (or predecessor 2032 Note) is registered (which shall initially be the nominee of the Common Depositary) at the close of business on the relevant Regular Record Date. The rights of Holders of beneficial interests of Notes to receive the payments of interest on such Notes are subject to the applicable procedures of Euroclear and Clearstream.

(d) Registration and Form. The 2032 Notes shall be issuable as a Global Note as provided in Section 2.03(b) of this Article II. The form of the 2032 Notes shall be as set forth in Exhibit C attached hereto. The 2032 Notes shall be issued and may be transferred only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof in book-entry form only. All payments of principal, redemption price and accrued and unpaid interest in respect of the 2032 Notes shall be made by the Company by wire transfer of immediately available funds in Euro to the Paying Agent who will in turn make such payments to Euroclear and Clearstream for onward distribution to their account holders.

(e) Legal Defeasance and Covenant Defeasance. The provisions for legal defeasance in Section 8.2 of the Base Indenture, and the provisions for covenant defeasance in Section 8.3 of the Base Indenture, shall be applicable to the 2032 Notes.

(f) Further Issuance. Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Company may, from time to time, without the consent of or notice to the Holders, create and issue further securities having the same ranking and interest rate, maturity and other terms as the 2032 Notes, except for the issue date, and, in some cases the public offering price and the first interest payment date. Additional 2032 Notes issued in this manner, and any Exchange Notes issued with respect to such series in accordance with the Registration Rights Agreement, shall be consolidated and shall form a single series with the previously outstanding 2032 Notes, provided that, if the additional 2032 Notes are not fungible with the 2032 Notes for U.S. federal income tax purposes, the additional 2032 Notes will have a separate Common Code number and ISIN number. No such additional 2032 Notes may be issued if an Event of Default has occurred and is continuing with respect to the 2032 Notes.

(g) Redemption. The 2032 Notes are subject to redemption by the Company in whole or in part in the manner described herein.

(h) Guarantees. The payment of the principal and any accrued and unpaid interest on the 2032 Notes, whether at the 2032 Maturity Date, by acceleration, by redemption or otherwise, is fully and unconditionally guaranteed, jointly and severally, by the Guarantors as provided in Article VII of this First Supplemental Indenture.

(i) Ranking. The 2032 Notes and the Securities Guarantees are senior unsecured obligations of the Company and the Guarantors, respectively, and are equal in right of payment with all unsecured and unsubordinated indebtedness of the Company and the Guarantors, respectively.

(j) Sinking Fund. The 2032 Notes are not entitled to any sinking fund.

(k) Payment in Euro. Principal and interest on the 2032 Notes, including payments made upon any redemption or repurchase of the 2032 Notes, shall be payable in euro, subject to Section 2.02(b) of this First Supplemental Indenture.

(l) Other Terms and Conditions. The 2032 Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit C hereto.

Section 2.07 Terms and Conditions of the 2035 Notes.

The 2035 Notes shall be governed by all the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture. In particular, the following provisions shall be terms of the 2035 Notes:

(a) Title and Conditions of the 2035 Notes. The title of the 2035 Notes shall be as specified in the recitals; and the aggregate principal amount of the 2035 Notes shall be as specified in Section 2.02 of this Article II, except for 2035 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Notes pursuant to Sections 2.8, 2.9, 2.13, 2.16, 5.7 or 9.5 of the Base Indenture.

(b) Stated Maturity. The 2035 Notes shall mature, and the principal of the 2035 Notes shall be due and payable in Euro to the Holders thereof, together with all accrued and unpaid interest thereon, on March 26, 2035 (the “2035 Maturity Date”).

(c) Payment of Principal and Interest. The 2035 Notes shall bear interest at the rate of 4.728% per annum, from and including March 26, 2026, or from the most recent Interest Payment Date on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest with respect to the Notes will be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Notes (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the applicable series of Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the 2035 Notes shall be payable annually in arrears in Euro on each Interest Payment Date. Payments of interest shall be made to the Person in whose name a 2035 Note (or predecessor 2035 Note) is registered (which shall initially be the nominee of the Common Depositary) at the close of business on the relevant Regular Record Date. The rights of Holders of beneficial interests of Notes to receive the payments of interest on such Notes are subject to the applicable procedures of Euroclear and Clearstream.

(d) Registration and Form. The 2035 Notes shall be issuable as a Global Note as provided in Section 2.03(b) of this Article II. The form of the 2035 Notes shall be as set forth in Exhibit D attached hereto. The 2035 Notes shall be issued and may be transferred only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof in book-entry form only. All payments of principal, redemption price and accrued and unpaid interest in respect of the 2035 Notes shall be made by the Company by wire transfer of immediately available funds in Euro to the Paying Agent who will in turn make such payments to Euroclear and Clearstream for onward distribution to their account holders.

(e) Legal Defeasance and Covenant Defeasance. The provisions for legal defeasance in Section 8.2 of the Base Indenture, and the provisions for covenant defeasance in Section 8.3 of the Base Indenture, shall be applicable to the 2035 Notes.

(f) Further Issuance. Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Company may, from time to time, without the consent of or notice to the Holders, create and issue further securities having the same ranking and interest rate, maturity and other terms as the 2035 Notes, except for the issue date, and, in some cases the public offering price and the first interest payment date. Additional 2035 Notes issued in this manner, and any Exchange Notes issued with respect to such series in accordance with the Registration Rights Agreement, shall be consolidated and shall form a single series with the previously outstanding 2035 Notes, provided that, if the additional 2035 Notes are not fungible with the 2035 Notes for U.S. federal income tax purposes, the additional 2035 Notes will have a separate Common Code number and ISIN number. No such additional 2035 Notes may be issued if an Event of Default has occurred and is continuing with respect to the 2035 Notes.

(g) Redemption. The 2035 Notes are subject to redemption by the Company in whole or in part in the manner described herein.

(h) Guarantees. The payment of the principal and any accrued and unpaid interest on the 2035 Notes, whether at the 2035 Maturity Date, by acceleration, by redemption or otherwise, is fully and unconditionally guaranteed, jointly and severally, by the Guarantors as provided in Article VII of this First Supplemental Indenture.

(i) Ranking. The 2035 Notes and the Securities Guarantees are senior unsecured obligations of the Company and the Guarantors, respectively, and are equal in right of payment with all unsecured and unsubordinated indebtedness of the Company and the Guarantors, respectively.

(j) Sinking Fund. The 2035 Notes are not entitled to any sinking fund.

(k) Payment in Euro. Principal and interest on the 2035 Notes, including payments made upon any redemption or repurchase of the 2035 Notes, shall be payable in euro, subject to Section 2.02(b) of this First Supplemental Indenture.

(l) Other Terms and Conditions. The 2035 Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit D hereto.

Section 2.08 Special Transfer Restrictions

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

 (B) are accompanied by the following additional information and documents, as applicable: (x) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or (y) if such Definitive Notes are being transferred to the Company, a certification to that effect (in each case in the form set forth on the reverse side of the Note); or

(2) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Note) and (ii) if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.08(e)(ii).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) certification (in the form set forth on the reverse side of the Note) that such Definitive Note is being transferred (A) to a QIB in accordance with Rule 144A or (B) to a non-U.S. Person outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 903 or Rule 904 under the Securities Act; and (ii) written instructions directing the Trustee to make, or to direct the Common Depositary to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Common Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Common Depositary to cause, in accordance with the standing instructions and Applicable Procedures, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for Definitive Notes pursuant to Section 2.09, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the applicable clearing systems, in accordance with this First Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the Applicable Procedures therefor. A transferor of a beneficial interest in a Global Note shall deliver a written or electronic order given in accordance with the Applicable Procedures containing information regarding the participant account of Euroclear or Clearstream to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note of the same series, whether before or after the expiration of the Restricted Period, shall be made in accordance with the Applicable Procedures and only upon receipt by the Trustee and/or the Transfer Agent of a written certification (in the form set forth on the reverse side of the Note) from the transferor to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act and, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(iii) Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes of the same series in accordance with the procedures of Euroclear and Clearstream and if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee and/or the Transfer Agent a written certificate (in the form set forth on the reverse side of the Note) to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(iv) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(v) Notwithstanding any other provisions of this First Supplemental Indenture (other than the provisions set forth in Section 2.09), a Global Note may not be transferred as a whole except in accordance with the Applicable Procedures.

(vi) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.09 prior to the consummation of the Exchange Offer or the effectiveness of an Exchange Offer Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144, Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Notes.

(i) Prior to the expiration of the Restricted Period, interests in a Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (a) to the Company or any Subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as such security is eligible for resale pursuant to Rule 144A, to a Person whom the selling Holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. Persons that occur outside the United States (within the meaning of Regulation S under the Securities Act), or (e) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to clause (d) or (e) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures, pursuant to Rule 144 or Rule 144A of the Securities Act and upon receipt by the Trustee and/or the Transfer Agent of a written certification (in the form on the reverse side of the Initial Note).

(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e) Legends.

(i) Each Note certificate evidencing the Global Notes (and all Notes that are Global Notes issued in exchange therefor or in substitution thereof) will contain a legend substantially to the following effect (each defined term in the legend being defined as such for purposes of the legend only):

(1) UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) OR CLEARSTREAM BANKING, S.A. (“CLEARSTREAM,” AND TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF AN AUTHORIZED NOMINEE OF THE COMMON DEPOSITARY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO SUCH AUTHORIZED NOMINEE OF THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE AUTHORIZED NOMINEE OF THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO EUROCLEAR/CLEARSTREAM, TO NOMINEES OF EUROCLEAR/CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii) Except as permitted by the following paragraphs (d), (e), (f) or (g), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) will contain a legend substantially to the following effect (each defined term in the legend being defined as such for purposes of the legend only):

(1) THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER REPRESENTS THAT (1) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (2) IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT). NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED

INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

(iii) Each Note evidencing a Global Note offered and sold to a QIB pursuant to Rule 144A will contain a legend substantially to the following effect:

(1) EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

(iv) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(v) After a transfer of any Notes during the period of the effectiveness of an Exchange Offer Registration Statement with respect to such Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Notes shall cease to apply and the requirements that any such Notes be issued in global form shall continue to apply.

(vi) Upon the consummation of an Exchange Offer with respect to the Notes pursuant to which Holders of such Notes are offered Exchange Notes in exchange for their Notes, all requirements pertaining to Notes that Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend will be deposited with the Common Depositary and the Notes cancelled.

(vii) Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear the Restricted Notes Legend shall cease to apply, and the requirements requiring any such Note be issued in global form shall continue to apply.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Common Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee and the Registrar (if it is then the Common Depositary for such Global Note) with respect to such Global Note, by the Trustee, the Registrar or the Common Depositary, to reflect such reduction.

(g) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(h) All Notes issued upon any transfer or exchange pursuant to the terms of this First Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) Neither the Trustee nor the Paying Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, Agent Member or any other Person with respect to the accuracy of the records of Euroclear and Clearstream or its nominee or of any Agent Member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than Euroclear and Clearstream) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be Euroclear, Clearstream or the Common Depositary). The rights of beneficial owners in any Global Note shall be exercised only through the Common Depositary subject to the applicable rules and procedures of Euroclear and Clearstream. Each of the Trustee and the Paying Agent may rely and shall be fully protected in relying upon information furnished by Euroclear and Clearstream with respect to its Agent Members and any beneficial owners.

(ii) Neither the Trustee nor the Paying Agent shall have any obligation or duty to investigate, monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.09 Definitive Notes.

(a) A Global Note deposited with the Common Depositary pursuant to Section 2.03 hereof shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.08 hereof and if (w) the Common Depositary notifies the Company at any time that it is unwilling or unable to continue as Common Depositary for the series of Notes of which such Global Note is a part and, in each case, a successor Common Depositary is not appointed by the Company within 90 days, (x) the Company has been notified that both Clearstream and Euroclear have been closed for business for a continuous period of fourteen (14) days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available, (y) the Company, at its option, executes and delivers to the Trustee a Company Order that such Global Note shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Notes of which such Global Note is a part.

(b) Upon receipt of a Company Order, any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.09 shall be surrendered by the Common Depositary to the Trustee at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.09 shall be executed, authenticated and delivered only in minimum denominations of €100,000 principal amount or any integral multiple of €1,000 in excess thereof, in book-entry form only, and registered in such names as the Common Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.08(e) hereof, contain the applicable Restricted Notes Legend set forth in Section 2.08(e)(ii) hereof.

(c) Subject to the provisions of Section 2.09(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d) In the event of the occurrence of one of the events specified in Section 2.09(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

(e) By its acceptance of any Note containing any legend in Section 2.08(e), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in the Indenture and in such legend in Section 2.08(e) and agrees that it shall transfer such Note only as provided in the Indenture.

(f) The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.08 or this Section 2.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.10 Registrar, Transfer Agent and Paying Agent. The Trustee shall serve as the Registrar and Transfer Agent for the Notes. U.S. Bank Europe DAC, UK Branch, shall serve as the Paying Agent for the Notes. If and for so long as the Notes are listed on the Official List of the Exchange and if and to the extent that the rules of the Authority so require, the Company will notify the Authority of any change of Paying Agent, Transfer Agent or Registrar.

ARTICLE III

OPTIONAL REDEMPTION

Section 3.01 Optional Redemption. Prior to the maturity date, in the case of the 2028 Notes and the applicable Par Call Date for the 2030 Notes, 2032 Notes and 2035 Notes, the Company may redeem any series of the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such series of Notes matured on the maturity date, in the case of the 2028 Notes, and on the applicable Par Call Date for the 2030 Notes, 2032 Notes and 2035 Notes) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 20 basis points in the case of the 2028 Notes, plus 25 basis points in the case of the 2030 Notes, plus 25 basis points in the case of the 2032 Notes and plus 30 basis points in the case of the 2035 Notes less (b) interest accrued to the date of redemption; and

(ii) 100% of the principal amount of the applicable Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date for a series of Notes (other than the 2028 Notes), the Company may redeem the 2030 Notes, 2032 Notes and 2035 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such series of Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Neither the Trustee nor the Paying Agent will have any obligation to calculate or verify the calculation of the amount of the redemption price.

Section 3.02 Notices to Trustee.

If the Company elects to redeem the Notes of any series pursuant to this Article III, it shall notify the Trustee in writing of the redemption date and the principal amount of such series of Notes to be redeemed.

The Company shall give each notice to the Trustee provided for in this Section 3.02 upon not later than the earlier of 45 days before the redemption date or the date on which notice is given to the Holders (unless the Trustee consents to a shorter period). Such notice shall be accompanied by an Officer’s Certificate to the effect that such redemption will comply with the conditions herein and in the Base Indenture.

Section 3.03 Selection of Notes to Be Redeemed.

If fewer than all the Notes of a series are to be redeemed, the Company shall deliver to the Trustee, at least three Business Days before the notice of redemption is to be sent to Holders (unless the Trustee agrees to a shorter period of time), an Officer’s Certificate requesting the Trustee select the Notes of such series to be redeemed. The Trustee shall, subject to applicable law, select the Notes of such series to be redeemed pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of €100,000 or less will be redeemed in part unless otherwise required by law. If any Note of any series is to be redeemed in part only, the notice of redemption that relates to the Note of such series will state the portion of the principal amount of such Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of such Note will be issued in the name of the holder of such Note upon surrender for cancellation to the Trustee and the Registrar of the original Note. For so long as the Notes of a series are held by Clearstream, Euroclear or the Common Depositary, the redemption of the Notes of such series shall be done in accordance with the policies and procedures of Clearstream and Euroclear.

The Trustee shall make the selection of Notes to be redeemed from outstanding Notes of such series not previously called for redemption. Provisions of this First Supplemental Indenture that apply to the Notes called for redemption also apply to portions of the Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of the Notes to be redeemed.

Section 3.04 Notice of Redemption.

At least 10 days but not more than 60 days before the applicable redemption date of any series of Notes, the Company shall send a notice of redemption by first-class mail or by electronic transmission to each Holder of such series of Notes to be redeemed at such Holder’s registered address; provided, that redemption notices may be delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If and for so long as the Notes are listed on the Official List of the Exchange and if and to the extent the rules of the Authority so require, the Company will notify the Authority of any such notice to the holders of the Notes and, in connection with any redemption of the Notes, the Company will notify the Authority of any change in the principal amount of Notes outstanding.

The notice shall identify the Notes to be redeemed (including the series, issue date, interest rate and maturity date) and shall state:

(a) the redemption date;

(b) the redemption price and the amount of accrued interest to the redemption date;

(c) the name and address of the Paying Agent;

(d) that the Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

(f) if the Notes are to be redeemed in part, upon surrender of such Notes, the Holder will receive, without charge, a new Note for the principal amount remaining unredeemed;

(g) that, unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption;

(h) any conditions applicable to a redemption;

(i) the CUSIP number, if any, printed on the Notes being redeemed;

(j) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(k) that, in the Company’s discretion, the redemption may be delayed until such time as any or all of the conditions stated in the notice shall be satisfied (or waived by the Company in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all of the conditions stated in the notice shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least three Business Days before the notice of redemption is to be sent to Holders (unless the Trustee agrees to a shorter period), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information required by this Section 3.04.

In connection with any redemption of Notes described in this Section 3.04, any such redemption and/or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the completion of any related refinancing or a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

Section 3.05 Effect of Notice of Redemption.

Once notice of redemption is sent, subject to the satisfaction or waiver of any conditions stated therein, in the Company’s sole and absolute discretion, the Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided, however, that installments of interest on the Notes that are due and payable on the relevant Interest Payment Date falling on or prior to a redemption date will be payable on such Interest Payment Date to the registered Holders as of the close of business on the relevant Regular Record Date according to the terms of the Notes and the Indenture. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.06 Deposit of Redemption Price.

Prior to 12:00 p.m., London time, on the applicable redemption date, the Company shall deposit with the Paying Agent (or, if the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date.

Section 3.07 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate for the Holder (at the Company’s expense), a new Note of such series equal in principal amount to the unredeemed portion of the Notes surrendered.

ARTICLE IV

SPECIAL MANDATORY REDEMPTION

Section 4.01 Special Mandatory Redemption.

(a) If a Special Mandatory Redemption Event occurs, then the Company shall redeem all of the aggregate principal amount outstanding of each series of Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price applicable to such series of Notes.

(b) The Company will cause a notice of Special Mandatory Redemption, in the form of the corresponding Annex attached hereto, to be electronically delivered or mailed to the Trustee and electronically delivered or mailed to each Holder of record of the Notes to be redeemed no later than the fifth Business Day following the Special Mandatory Redemption Event, which shall provide for the redemption of the Notes of each series on the Special Mandatory Redemption Date.

(c) Upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price of all Notes to be redeemed on the Special Mandatory Redemption Date with the Paying Agent by no later than 12:00 p.m., London time, on such Special Mandatory Redemption Date, the Notes shall cease to bear interest, and all rights and obligations under the Notes shall terminate.

(d) The notice of a Special Mandatory Redemption Event shall state:

(i) the Special Mandatory Redemption Date;

(ii) the Special Mandatory Redemption Price;

(iii) that on the Special Mandatory Redemption Date, the Special Mandatory Redemption Price shall become due and payable; and

(iv) that unless the Company defaults in payment of the Special Mandatory Redemption Price, the Notes shall cease to bear interest on and after the Special Mandatory Redemption Date.

(e) The Trustee shall have no responsibility for any calculation or determination in respect of the Special Mandatory Redemption Event or the Special Mandatory Redemption Price, or any component thereof, and shall be entitled to receive, and fully protected in conclusively relying upon, an Officer’s Certificate from the Company that states that the occurrence of such Special Mandatory Redemption Event and such Special Mandatory Redemption Price.

(f) For the purposes of this Section, the terms below are defined as follows:

“JDE Peet’s Acquisition” means the acquisition by KDP Parent (or one of its Subsidiaries) of JDE Peet’s pursuant to the Merger Protocol including the public offer (openbaar bod) for all issued and outstanding ordinary shares in the capital of JDE Peet’s referred to therein.

“Merger Protocol” means the merger protocol, dated August 24, 2025, between KDP Parent and JDE Peet’s, relating to the tender offer to acquire all of the issued ordinary shares of JDE Peet’s, for a cash offer price of €31.85 per share.

“Special Mandatory Redemption Date” means the date that is no later than 10 Business Days following any Special Mandatory Redemption Event.

“Special Mandatory Redemption Event” means the earliest to occur of: (i) the JDE Peet’s Acquisition not occurring on or prior to February 24, 2027, (ii) KDP Parent notifies the Trustee in writing that the Merger Protocol has terminated in accordance with its terms prior to the consummation of the JDE Peet’s Acquisition or (iii) KDP Parent notifies the Trustee in writing and publicly announces that KDP Parent will not pursue consummation of the JDE Peet’s Acquisition.

“Special Mandatory Redemption Price” means the aggregate principal amount of the Notes outstanding on the Special Mandatory Redemption Date at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest on the principal amount of such Notes to, but not including, the Special Mandatory Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(g) If funds sufficient to pay the Special Mandatory Redemption Price of the Notes on the Special Mandatory Redemption Date are deposited with the Trustee or the Paying Agent by no later than 12:00 p.m., London time, on such Special Mandatory Redemption Date, then, on and after such Special Mandatory Redemption Date, such Notes shall cease to bear interest.

ARTICLE V

CHANGE OF CONTROL

Section 5.01 Change of Control.

(a) Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, unless such Notes have been called for redemption pursuant to Section 3.01 hereof, with such notice of redemption delivered, in accordance with the applicable procedures of Euroclear or Clearstream, as applicable, on or before 30 days after such Change of Control Triggering Event, each Holder of such Notes shall have the right to require the Company to repurchase all or any part (equal to an integral multiple of €1,000) of such Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any proposed Change of Control, but after the public announcement of the proposed Change of Control, the Company shall send, or cause to be sent, a notice (a “Change of Control Offer”) to each Holder, in accordance with the applicable procedures of Euroclear or Clearstream, as applicable, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and specifying:

(i) that the Change of Control Offer is being made pursuant to this Section 5.01 and that all Notes tendered will be accepted for payment;

(ii) the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(iii) the CUSIP numbers for the Notes;

(iv) that any Note not tendered will continue to accrue interest;

(v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii) that Holders will be entitled to withdraw their election referred to in clause (vi) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

(viii) that Holders whose Notes of any series are being purchased only in part will be issued new Notes of such series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to a minimum of €100,000 in principal amount or an integral multiple of €1,000 in excess thereof; and

(ix) if the notice is sent prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

Notwithstanding anything to the contrary in the Indenture, (A) a Change of Control Offer may be made in advance of a Change in Control, conditioned upon the consummation of such Change in Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and (B) the consummation of the JDE Peet’s Acquisition and the Separation, and any actions taken by any of KDP Parent, the Company or any of their respective Subsidiaries that is required in connection with or incidental to the JDE Peet’s Acquisition or the Separation, shall be expressly permitted by the Indenture and the Notes of each series, and shall not require KDP Parent, the Company or any of their respective Subsidiaries to take any action that might have otherwise been required under the Indenture or the Notes of any series.

(c) The Company shall cause the Change of Control Offer to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations (and the rules of any exchange on which the Notes are then listed) thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 5.01 by virtue of such conflict.

(d) On the Change of Control Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(e) Upon receipt of the Change of Control Payment for such Notes, the Paying Agent will promptly send to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and, upon receipt of a Company Order, the Trustee will promptly authenticate and send (or cause to be transferred by book entry) to each Holder a new Note of the same series equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be equal to a minimum of €100,000 in principal amount or an integral multiple of €1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.01 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. In addition, notwithstanding the provisions of this Section 5.01, if an Event of Default exists under the Indenture (which is unrelated to the repurchase provisions of this Section 5.01), including Events of Default arising with respect to other series of Securities, the Company shall not be required to repurchase the Notes.

(g) If and for so long as the Notes are listed on the Official List of the Exchange and if and to the extent the rules of the Authority so require, the Company will notify the Authority of any such notice to the holders of the Notes and, in connection with any repurchase of the Notes, the Company will notify the Authority of any change in the principal amount of Notes outstanding.

ARTICLE VI

COVENANTS

The covenants set forth in this Article V shall be applicable to the Company in addition to the covenants in Article III of the Base Indenture, which shall in all respects be applicable in respect of the Notes. Prior to the Separation, KDP Parent shall be deemed the Company for all purposes under Sections 6.01, 6.02, 6.03 and 6.04. Following the Separation, the Issuer shall be deemed the Company for all purposes under Sections 6.01, 6.02, 6.03 and 6.04.

Section 6.01 Limitation on Secured Indebtedness.

The Company shall not, and shall not permit any of its Subsidiaries to, incur, issue, assume, or guarantee any Indebtedness secured by a Lien on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property, whether now owned or hereafter acquired by the Company or any Subsidiary of the Company, without effectively providing that the outstanding Notes and the Securities Guarantees (together with, if the Company shall so determine, any other Indebtedness of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Notes or the Securities Guarantees) shall be secured equally and ratably with (or prior to) such secured Indebtedness so long as such secured Indebtedness shall be so secured. The foregoing restrictions do not apply to:

(a) Permitted Encumbrances;

(b) Liens on any asset or property existing at the date of this First Supplemental Indenture, provided that,

(i) such Liens shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and

(ii) such Liens shall secure only those obligations which they secure on the date of this First Supplemental Indenture and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) Liens on any asset or property of any corporation or other Person existing at the time such corporation or other Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or any Subsidiary of the Company, provided that,

(i) such Liens were in existence prior to such corporation or other Person becoming an obligor under the Indenture, or becoming a Subsidiary of the Company or such merger or consolidation and shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and

(ii) such Liens shall secure only those obligations which they secure on the date that such corporation or other Person becomes an obligor under the Notes, a Subsidiary of the Company or the date of such merger or consolidation, and

(iii) extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens securing Indebtedness of:

(i) a Subsidiary of the Company to the Company, the Issuer (if the Issuer is not the Company) or a Guarantor,

(ii) the Company to a Guarantor or the Issuer (if the Issuer is not the Company), or

(iii) the Company, the Issuer (if the Issuer is not the Company) or a Guarantor to the Company, the Issuer (if the Issuer is not the Company) or another Guarantor;

(e) Liens on any property or asset to secure the payment of all or any part of the Capital Lease Obligations or purchase price of such property or asset upon the acquisition or lease of such property or asset by the Company or a Subsidiary of the Company or to secure any Indebtedness incurred prior to, at the time of, or within 12 months after, the later of the date of acquisition or lease of such property or asset and the date such property or asset is placed in service, for the purpose of financing all or any part of the purchase price thereof or Capital Lease Obligations with respect thereto, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Company or a Subsidiary of the Company of construction, alteration or improvement to such acquired property or asset;

(f) Liens securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds;

(g) any other Liens incidental to construction or maintenance of real property of the Company or any Subsidiary of the Company which were not incurred in connection with borrowing money or obtaining advances or credits or the acquisition of property or assets and in the aggregate do not materially impair the use of any property or assets or which are being contested in good faith by the Company or such Subsidiary of the Company, as applicable;

(h) Liens relating to accounts receivable of the Company or any of its Subsidiaries which have been sold, assigned or otherwise transferred to another Person in a transaction classified as a sale of accounts receivable in accordance with GAAP (to the extent the sale by the Company or the applicable Subsidiary is deemed to give rise to a lien in favor of the purchaser thereof in such accounts); or

(i) any extension, renewal or replacement (including successive extensions, renewals or replacements), as a whole or in part, of any of the Liens enumerated in clauses (a) through (h) above; provided, however, that:

(i) such extension, renewal or replacement Liens are limited to all or part of the same property or asset that secured the Liens extended, renewed, or replaced (plus improvements on such property or asset), and

(ii) the principal amount of Indebtedness secured by such Liens at such time is not increased.

Section 6.02 Limitation on Sale and Leaseback Transactions.

The Company shall not directly or indirectly, and shall not permit any of its Subsidiaries directly or indirectly to, engage in the sale or transfer of any Principal Property to a Person and the taking back by the Company or any of its Subsidiaries of a lease of such Principal Property, whether now owned or hereafter acquired, unless:

(a) such transaction was entered into prior to date of this First Supplemental Indenture;

(b) the Person purchasing the Principal Property and transferring it back to the Company or any of its Subsidiaries is the Company, the Issuer (if not the Company) or a Subsidiary of the Company;

(c) such transaction involves a lease for not more than three years;

(d) such transaction occurs within 12 months from the date of acquisition of the subject Principal Property or the date of the completion of construction or commencement of full operations of such Principal Property, whichever is later;

(e) the Company or such Subsidiary under Sections 6.01(a) through (i) of this First Supplemental Indenture may incur Attributable Debt secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes; or

(f) the Company or such Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business or to the retirement of Funded Debt within 12 months before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of Funded Debt, the Company or such Subsidiary may deliver any of the Notes in equal principal amount to the Trustee and the Registrar for cancellation, such Notes to be credited to the amount of net proceeds from the sale of such property or assets at the cost of acquisition of such Notes to the Company or such Subsidiary.

Section 6.03 Exceptions.

(a) Notwithstanding the restrictions set forth in Section 6.01 of this First Supplemental Indenture, the Company and its Subsidiaries will be permitted to incur, issue, assume or guarantee Indebtedness secured by a Lien on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property which would otherwise be subject to the restrictions set forth in Section 6.01 of this First Supplemental Indenture without equally and ratably securing the Notes and the Securities Guarantees, if as of the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto, the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property (not including Indebtedness secured by Liens permitted under clauses (a) through (i) of Section 6.01), together (without duplication) with the aggregate amount of Attributable Debt outstanding in respect of sale and leaseback transactions entered into pursuant Section 6.03(b), does not at the time exceed 15% of Consolidated Total Assets of the Company calculated as of the time of such incurrence, issuance, assumption or guarantee of secured Indebtedness.

(b) Notwithstanding the restrictions set forth in Section 6.02 of this First Supplemental Indenture, the Company and its Subsidiaries may enter into any sale and leaseback transaction which would otherwise be prohibited by Section 6.02, if as of the time of entering into such sale and leaseback transaction, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to sale and leaseback transactions (not including Attributable Debt with respect to sale and leaseback transactions permitted under clauses (a) through (f) of Section 6.02), together (without duplication) with the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property outstanding pursuant to Section 6.03(a), does not at the time exceed 15% of Consolidated Total Assets of the Company calculated as of the time of entry into such sale and leaseback transaction.

Section 6.04 Reports.

(a) The Company will provide the Trustee with copies of its annual report and the information, documents and other reports which the Company files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, within 15 days after the Company files such annual report, documents and other reports with the SEC. In addition, the Company will comply with the other provisions of Section 314(a) of the Trust Indenture Act.

(b) The requirement for the Company to provide such reports, documents and information pursuant to this Section 6.04 may be satisfied by filing of such reports, documents and information via the SEC’s EDGAR system (or any successor electronic filing system) or posting such reports, documents and information on its website, in each case within the time periods specified herein.

(c) Delivery of such reports, information and documents pursuant to this Section 6.04 to the Trustee is for informational purposes only and the Trustee’s receipt thereof will not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s or any other person’s compliance with any of the covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other person’s compliance with any of the covenants described herein and in the Base Indenture or to determine whether such reports, information or documents have been filed via the SEC’s EDGAR system (or any successor electronic filing system) or posted on any website or other online data system or to participate in any conference calls.

(d) If, in connection with the Separation, the Company is contributed to or otherwise becomes a wholly-owned Subsidiary of another Person, such Person guarantees the Notes and such Person files reports with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (such Person, “New Parent Guarantor”), then for so long as the New Parent Guarantor is a guarantor of the Notes pursuant to the Indenture, New Parent Guarantor shall be deemed the Company for all purposes of this Section 6.04.

(e) In addition, unless it is then subject to the reporting requirements of Section 13(d) or 15 of the Exchange Act, the Company, KDP Parent or the New Parent Guarantor, as applicable, will, upon request, furnish to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, so long as any Notes remain outstanding and constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

Section 6.05 Consolidation, Merger or Sale of Assets of KDP Parent.

(a) Prior to the Separation, KDP Parent will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person or Persons in a single transaction or through a series of transactions, unless:

(i) KDP Parent shall be the successor or continuing person or, if KDP Parent is not the successor or continuing person, the resulting, surviving or transferee person (the “surviving parent entity”) is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of KDP Parent’s obligations under the Notes and the Indenture pursuant to a supplemental indenture executed and delivered to the Trustee;

(ii) immediately after giving effect to such transaction or series of transactions, no Event of Default has occurred and is continuing; and

(iii) KDP Parent or the surviving parent entity will have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with the Indenture.

(b) If, prior to the Separation, any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of KDP Parent’s assets occurs in accordance with the Indenture, the surviving parent entity will succeed to, and be substituted for, and may exercise every right and power of KDP Parent under the Indenture with the same effect as if such surviving parent entity had been named as KDP Parent. KDP Parent will (except in the case of a lease) be discharged from all obligations and covenants under the Indenture and any debt securities issued thereunder.

(c) Notwithstanding anything in the Indenture to the contrary, KDP Parent may merge or consolidate into or with the Company or any other Guarantor.

(d) Notwithstanding anything in the Indenture to the contrary, the consummation of the Separation, and any action taken by any of KDP Parent, the Company or any of their respective Subsidiaries that is required in connection with or incidental to the Separation, shall not be deemed, individually or in the aggregate, to be a sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets of KDP Parent or the Company to any Person or Persons.

ARTICLE VII

AGREEMENT TO BE BOUND; SECURITIES GUARANTEE

Section 7.01 Agreements to be Bound. Each Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Guarantors agree to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 7.02 Guarantees. Each Guarantor hereby unconditionally guarantees, jointly and severally with each other Guarantor, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and punctual payment when due, whether at Maturity, by redemption, acceleration or otherwise, of the obligations of the Company under the Notes and the other guaranteed obligations of the Company set forth in Article X of the Base Indenture. The terms of each Securities Guarantee are more fully set forth in Article X of the Base Indenture and this Article VII, and each Guarantor agrees to be bound by such terms.

Section 7.03 Release and Discharge. Notwithstanding Section 10.3(b) of the Base Indenture, the Securities Guarantee of a Guarantor shall be automatically and unconditionally released and discharged, without the consent of the Holders, and no further action by the Company, any Guarantor or the Trustee shall be required for such release and discharge (unless the Company shall notify the Trustee in writing that no release and discharge shall occur as a result thereof):

(a) (i) prior to the Separation, upon the sale or other disposition (including by way of consolidation or merger) of such Guarantor (other than KDP Parent) to a person or entity other than KDP Parent or any of KDP Parent’s Subsidiaries in a manner not otherwise prohibited by the terms of the Indenture and (ii) following the Separation, upon the sale or other disposition (including by way of consolidation or merger) of such Guarantor to a Person other than the Company or any of the Company’s Subsidiaries in a manner not otherwise prohibited by the terms of the Indenture;

(b) in the case of the Parent Guarantor, if applicable, upon any merger or consolidation of the Parent Guarantor with the Company in a manner not otherwise prohibited by the terms of the Indenture;

(c) upon the Company’s exercise of its legal defeasance option under Section 8.2 of the Base Indenture in a manner not otherwise prohibited by the terms of the Indenture;

(d) with respect to the Securities Guarantee of JDE Peet’s only (to the extent the JDE Peet’s Guarantee Trigger Date has occurred), immediately upon such time as (i) no more than $1,000 million in aggregate principal amount of Capital Markets Indebtedness issued by JDE Peet’s remains outstanding and (ii) after giving effect to such release and any other releases effected prior to or substantially concurrently therewith, JDE Peet’s would not be required to guarantee any series of Notes pursuant to Section 7.04 hereof; or

(e) with respect to the Securities Guarantees of KDP Parent and the KDP Guarantors only, immediately upon the occurrence of the Separation.

Section 7.04 Future Guarantors.

(a) Prior to the occurrence of the Separation, KDP Parent shall cause any of its Subsidiaries (other than the Company) that guarantee, directly or indirectly, any Indebtedness of KDP Parent to, within 30 days of incurrence of such guarantee, execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiary will guarantee payment of the Notes of each series on the same terms and conditions as those set forth in the Indenture. Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture until such Securities Guarantee is released in accordance with the provisions of the Indenture.

(b) From the occurrence of the Separation, the Company shall cause any Subsidiary of the Company that guarantees, directly or indirectly, any Indebtedness of the Company to, within 30 days of incurrence of such guarantee, execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiary will guarantee payment of the Notes of each series on the same terms and conditions as those set forth in the Indenture. Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture until such Securities Guarantee is released in accordance with the provisions of the Indenture.

(c) No later than the JDE Peet’s Guarantee Trigger Date, the Company shall cause JDE Peet’s to execute and deliver to the Trustee a supplement to the Indenture pursuant to which JDE Peet’s will guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture. Thereafter, JDE Peet’s shall be a Guarantor for all purposes of the Indenture until such Securities Guarantee is released in accordance with the provisions of the Indenture.

ARTICLE VIII

INTEREST RATE ADJUSTMENTS

Section 8.01 Interest Rate Adjustments Based on Rating Events.

(a) Subject to the remaining provisions of this Section 8.01, if the rating of a series of Notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in the immediately following table (the “Interest Rate Adjustment Table”), the interest rate of such series of Notes will increase from the interest rate payable on such series of Notes on the date of their initial issuance by an amount equal to the percentage set forth opposite such rating:

Moody’s Rating*	S&P Rating*	Percentage
Ba1	BB+	0.25%
Ba2	BB	0.50%
Ba3	BB-	0.75%
B1 or below	B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

(b) Each adjustment required by any decrease or increase in a rating set forth in the Interest Rate Adjustment Table, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independent of any and all other adjustments.

(c) No adjustment in the interest rate on any series of Notes shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating on such series of Notes. If at any time fewer than two Interest Rate Rating Agencies provide a rating on any series of Notes for reasons beyond the Company’s control, the Company will use its commercially reasonable efforts to obtain a rating on such series of Notes from a Substitute Rating Agency, in which case, for purposes of determining any increase or decrease in the per annum interest rate on such series of Notes pursuant to the Interest Rate Adjustment Table, (1) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on such series of Notes but which has since ceased to provide such rating, (2) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (3) any increase or decrease in the interest rate on such series of Notes as a result of an upgrade or downgrade by such Substitute Rating Agency will be determined by reference to the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such Substitute Rating Agency in the Interest Rate Adjustment Table (taking into account the provisions of clause (2) of this Section 8.01(c)) (plus any applicable percentage resulting from a decreased or subsequently increased rating by the other Interest Rate Rating Agency).

(d) For so long as (a) only one Interest Rate Rating Agency provides a rating on any series of Notes, any increase or decrease in the interest rate on such series of Notes necessitated by a decrease or increase in the applicable rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the Interest Rate Adjustment Table and (b) no Interest Rate Rating Agency provides a rating on any series of Notes, the interest rate on such series of Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on such series of Notes on the date of their initial issuance.

(e) In no event shall (x) the interest rate for any series of Notes be reduced to below the interest rate payable on such series of Notes on the date of their initial issuance or (y) the total increase in the interest rate on such series of Notes exceed 2.00% above the interest rate payable on such series of Notes on the date of their initial issuance pursuant to this Section 8.01.

(f) If Moody’s or S&P ceases to rate any series of Notes or make a rating of such series of Notes publicly available for reasons within the Company’s control, the Company will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the per annum interest rate on such series of Notes shall be determined in the manner described in this Section 8.01 as if either only one or no Interest Rate Rating Agency provides a rating on such series of Notes, as the case may be.

(g) If at any time the interest rate on any series of Notes has been adjusted upward and any Interest Rate Rating Agency subsequently increases its rating of such series of Notes, the interest rate on such series of Notes will be decreased such that the interest rate on such series of Notes equals the interest rate payable on such series of Notes on the date of their initial issuance plus the applicable percentages set forth opposite the ratings in effect immediately following the increase in the Interest Rate Adjustment Table; provided that if Moody’s (or any Substitute Rating Agency) subsequently increases its rating on such series of Notes to “Baa3” or higher (or its equivalent, in the case of any Substitute Rating Agency) and if S&P (or any Substitute Rating Agency) subsequently increases its rating on such series of Notes to “BBB-” or higher (or its equivalent, in the case of any Substitute Rating Agency), the per annum interest rate on such series of Notes will be decreased to the interest rate payable on such series of Notes on the date of their initial issuance.

(h) Any interest rate increase or decrease described above will take effect from the first day of the first interest payment period following the interest payment period during which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which a rating change occurs.

(i) If any Interest Rate Rating Agency changes its rating of any series of Notes more than once during any particular interest period, the last such change by such agency to occur will control in the event of a conflict for purposes of any interest rate increase or decrease with respect to such series of Notes pursuant to this Section 8.01.

(j) The interest rate on any series of Notes shall permanently cease to be subject to any adjustment pursuant to this Section 8.01 (notwithstanding any subsequent decrease in the ratings by any Interest Rate Rating Agency) if such series of Notes become rated “Baa1” or higher (or its equivalent, in the case of any Substitute Rating Agency) by Moody’s (or any Substitute Rating Agency) and “BBB+” or higher (or its equivalent, in the case of any Substitute Rating Agency) by S&P (or any Substitute Rating Agency), or one of those ratings if rated by only one Interest Rate Rating Agency, with a stable or positive outlook.

(k) If the interest rate payable on any series of Notes is increased pursuant to this Section 8.01 or the following Section 8.02, the term “interest”, as used with respect to such series of Notes, shall be deemed to include any such additional interest pursuant to this Section 8.01 or “Additional Interest” payable as a consequence of a “Registration Default,” in each case as defined in, and in accordance with, the Registration Rights Agreement, unless the context otherwise requires.

(l) The Company is solely responsible for calculating any adjustment of the interest rate. The Company shall promptly notify the Trustee in writing and the Paying Agent upon becoming aware of any change to the interest rate. In the case of Global Notes, any change to the interest rate shall be made in accordance with the applicable procedures of the applicable depositary. Neither the Trustee nor the Paying Agent shall have any duty to calculate or verify the interest rate or to determine whether the interest rate should be adjusted or the amount of any such adjustment. Neither the Trustee nor the Paying Agent shall have any obligation to independently determine or verify if an event has occurred or notify the Holders of any event dependent upon the rating of the Notes, or if the rating on the Notes has been changed, suspended or withdrawn by any Interest Rate Rating Agency.

Section 8.02 Registration Default.

(a) If a Registration Default occurs with respect to the Notes of a particular series that are registrable securities (as that term is defined in the Registration Rights Agreement), then additional interest shall accrue on the principal amount of the Notes of such series that are registrable securities at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) (the “Additional Interest”). The Additional Interest will cease to accrue when the Registration Default is cured in accordance with the Registration Rights Agreement. The foregoing amounts shall not increase, even if more than one Registration Default has occurred and is continuing. Notwithstanding the foregoing, a Holder of Notes who is not entitled to the benefits of the shelf registration statement shall not be entitled to any increase in the interest rate borne by the Notes as a result of a registration default that pertains to the shelf registration statement. Any amounts of Additional Interest due will be payable in cash on the same original interest payment dates as interest on the Notes is payable. For the avoidance of doubt, no Additional Interest shall be required to be paid unless such Additional Interest is required to be paid under the Registration Rights Agreement.

ARTICLE IX

ADDITIONAL AMOUNTS; TAX REDEMPTION; SATISFACTION AND DISCHARGE

Section 9.01 Payment of Additional Amounts.

(a) All payments of principal and interest by or on behalf of the Company or any Guarantor in respect of the Notes or in respect of any Securities Guarantees shall be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States or any other jurisdiction from or through which payments are made (the “Relevant Taxing Jurisdiction”) (collectively, “Taxes”), unless such withholding or deduction is required by law.

(b) In the event such withholding or deduction of Taxes is required by law, subject to the limitations described below, the Company shall pay to the Holder or beneficial owner of any Note such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment by the Company or any paying agent of principal of or interest on the Notes (including upon redemption), after deduction or withholding for or on account of such Taxes, will not be less than the amount provided for in such Note to be then due and payable before deduction or withholding for or on account of such Taxes.

(c) The Company’s obligation to pay Additional Amounts shall not apply to:

(i) any Taxes which would not have been so imposed but for:

(1) the existence of any present or former connection between such Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the Relevant Taxing Jurisdiction or being or having been engaged in a trade or business in the Relevant Taxing Jurisdiction or being or having been present in the Relevant Taxing Jurisdiction or having had a permanent establishment in the Relevant Taxing Jurisdiction, except, in each case, for any connection arising from the acquisition, ownership or disposition of Notes, the receipt of payments thereunder, or under any Securities Guarantees, or the enforcement of rights in respect of any Notes or any Securities Guarantees;

(2) the failure of such Holder or beneficial owner to comply with any requirement under Relevant Taxing Jurisdiction’s tax laws and regulations to establish entitlement to a relief or exemption from such Taxes (including, but not limited to, the requirement to provide Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or any subsequent versions thereof or successor thereto) but only to the extent the Holder or beneficial owner is legally entitled to provide any required certification or documentation; or

(3) such Holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid U.S. federal income tax;

(ii) any United States Taxes imposed by reason of the Holder or beneficial owner:

(1) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock,

(2) being a bank receiving interest described in section 881(c)(3)(A) of the Code, or

(3) being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership;

(iii) any Taxes which would not have been so imposed but for the presentation by the Holder or beneficial owner of such Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner would have been entitled to such additional amounts on presenting such Note on any date during such 10-day period;

(iv) any estate, inheritance, gift, sales, transfer, personal property, wealth, interest equalization or similar Taxes;

(v) any Taxes which are payable otherwise than by withholding from payment of principal of or interest on such Note;

(vi) any Taxes which are payable by a Holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(vii) any Taxes required to be withheld from any payment of principal of or interest on any Note by any paying agent to whom such Note was presented for payment by the holder or beneficial owner of such Note, if such holder or beneficial owner would have been able to avoid such withholding by presenting the Note to any other paying agent;

(viii) any Taxes imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions that are substantively comparable) and any current or future regulations or official interpretations thereof;

(ix) any Taxes imposed, withheld or deducted from the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021);

(x) in the case of a holder that is a U.S. Person (as defined in the Code), any Taxes imposed by the United States or a political subdivision thereof; or

(xi) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x).

(d) For purposes of this Article IX, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to a Note will not constitute a connection (1) between the Holder or beneficial owner and the Relevant Taxing Jurisdiction or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such Holder or beneficial owner if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the Relevant Taxing Jurisdiction.

(e) Any reference in the Indenture or in the Notes to principal or interest shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this Article IX.

(f) Neither the Trustee nor the Paying Agent (except where the Company or any of its Subsidiaries is acting as Paying Agent) will have any obligation to calculate or verify the calculation of Additional Amounts.

(g) Except as specifically provided in the Indenture or the Notes, the Company shall not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in the United States.

Section 9.02 Redemption for Changes in Taxes.

(a) If the Company has or will become obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of any Relevant Taxing Jurisdiction, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after March 12, 2026 (the “Change in Tax Law”), and the Company determines that such obligation cannot be avoided by the use of reasonable measures then available to the Company, the Company may, at its option, at any time, having given not less than 10 nor more than 90 days’ prior written notice to Holders, redeem, in whole, but not in part, the Notes at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest, if any, on the Notes being redeemed to, but not including, the redemption date, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts if a payment in respect to the Notes were due on such date.

(b) Prior to the transmission or publication of any notice of redemption pursuant to this Section 9.02, the Company shall deliver to the Trustee a certificate signed by an Officer of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem the Notes has occurred.

(c) This Section 9.02 will apply, mutatis mutandis, to any successor of the Company (or any Guarantor) with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Company (or any Guarantor).

Section 9.03 Satisfaction and Discharge.

Solely as it relates to the Notes issued under this First Supplemental Indenture, Section 11.1 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Section 11.1 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Securities of any series issued hereunder (except as to surviving rights of registration of transfer or exchange of such Securities and as otherwise specified hereunder), when:

(a) either:

(i) all Securities of such series that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities of such series for whose payment money has been deposited with the Trustee in trust and thereafter repaid to the Company, have been delivered to the Trustee and the Registrar for cancellation; or

(ii) all Securities of such series that have not been delivered to the Trustee and the Registrar for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust or the Paying Agent solely for the benefit of the Holders of Securities of such series, cash in euros, non-callable European Government Securities, or a combination of cash in euros and non-callable European Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not delivered to the Trustee and the Registrar for cancellation for principal, premium, if any, and accrued interest and Additional Amounts, if any, to the date of maturity or redemption;

(b) no Default or Event of Default with respect to such series has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(c) the Company or any Guarantor has paid or caused to be paid all sums payable by it hereunder with respect to such series;

(d) the Company has delivered irrevocable instructions to the Trustee hereunder to apply or cause to be applied the deposited money toward the payment of such Securities at fixed maturity or the Redemption Date, as the case may be; and

(e) the Company has delivered to the Trustee and the Paying Agent an Officer’s Certificate and an Opinion of Counsel, which state that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to such series have been satisfied.”

ARTICLE X

PAYING AGENT MATTERS

Section 10.01 BRRD and Other Regulatory Matters.

(a) The Paying Agent is authorized and regulated by the Central Bank of Ireland (“CBOI”). It is additionally authorized by the UK Prudential Regulation Authority (“PRA”) and its activities in the UK are subject to limited regulation by the UK Financial Conduct Authority (“FCA”) and the PRA.

(b) In connection with the worldwide effort against the funding of terrorism and money laundering activities, the Paying Agent may be required under various national laws and regulations to which they are subject to obtain, verify and record information that identifies each person who opens an account with it. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Paying Agent shall be entitled to ask for documentation to verify such entity’s formation and legal existence as well as financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(c) The parties to this First Supplemental Indenture acknowledge and agree that the obligations of the Paying Agent under this First Supplemental Indenture are limited by and subject to compliance by them with EU and US Federal anti-money laundering statutes and regulations. If the Paying Agent or any of their directors know or suspect that a payment is the proceeds of criminal conduct, such person is required to report such information pursuant to the applicable authorities and such report shall not be treated as a breach by such person of any confidentiality covenant or other restriction imposed on such person under this First Supplemental Indenture, by law or otherwise on the disclosure of information. The Paying Agent shall be indemnified and held harmless by the Company from and against all losses suffered by them that may arise as a result of the agents being prevented from fulfilling their obligations hereunder due to the extent doing so would not be consistent with applicable statutory anti-money laundering requirements.

(d) Notwithstanding anything to the contrary in this First Supplemental Indenture or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of the Paying Agent arising under this First Supplemental Indenture or any such other document, to the extent such liability is unsecured or not otherwise exempted, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto; and

(ii) the effects of any Bail-in Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such party, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this First Supplemental Indenture or any other agreement; or

(3) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

Section 10.02 Agency Agreement. To the extent any provision under this First Supplemental Indenture conflicts with the express provisions of the Agency Agreement with respect to the rights, privileges, indemnities, duties or obligations of the Paying Agent, the Transfer Agent or the Registrar or any of its affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Agent Parties”), the provisions of the Agency Agreement shall govern and be controlling. The Agent Parties shall be obliged to perform only such duties as are specifically set forth herein, the Agency Agreement and in the Notes, and no implied duties or obligations shall be read into this First Supplemental Indenture, the Notes against the Agent Parties or the Agency Agreement. In acting hereunder, each of the Paying Agent, the Registrar and the Transfer Agent shall be entitled to all of the rights, privileges, protections, indemnities, immunities and benefits afforded to the Paying Agent, Registrar, or Transfer Agent, as applicable, under the Indenture and the Agency Agreement, including, without limitation, its right to be indemnified, as if set forth herein in full.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Ratification of Indenture.

This First Supplemental Indenture is executed and shall be construed as an indenture supplement to the Base Indenture, and as supplemented and modified hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 11.02 Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this First Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 11.03 Notices.

All notices and other communications shall be given as provided in the Base Indenture; provided that notices to a Guarantor shall be given to such Guarantor in care of the Company; provided further that any notice or communication mailed to the Company, the Paying Agent or the Trustee shall be addressed as follows:

if to the Company:

Maple Parent Holdings Corp.

6425 Hall of Fame Lane

Frisco, Texas 75034

Attention: Chief Legal Officer and General Counsel

if to the Trustee:

U.S. Bank Trust Company National Association

Mail Code: MA-DM-CMNB

Lunken Operations Center

5065 Wooster Road

Cincinnati, OH 45226

Attention: Global Corporate Trust

if to the Paying Agent:

U.S. Bank Europe DAC, UK Branch

125 Old Broad Street, Fifth Floor

London

EC2N 1AR

United Kingdom

Section 11.04 Governing Law; Waiver of Jury Trial.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE GUARANTORS, THE PAYING AGENT AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE SECURITIES GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

Section 11.05 Successors.

All agreements of the Company and the Guarantors in this First Supplemental Indenture and the Notes shall bind their successors. All agreements of the Paying Agent and the Trustee (in each of its capacities) in this First Supplemental Indenture shall bind its successors.

Section 11.06 Multiple Originals.

The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

Section 11.07 Headings.

The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.08 Trustee and Paying Agent Not Responsible for Recitals.

The recitals contained herein shall be taken as statements of the Company and the Guarantors, and neither the Trustee nor the Paying Agent assumes any responsibility for their correctness. Neither the Trustee nor the Paying Agent makes any representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee and the Paying Agent each represents that it is duly authorized to execute and deliver this First Supplemental Indenture and perform its obligations hereunder. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee (in any of its capacities hereunder) or the Paying Agent by reason of this First Supplemental Indenture. In acting hereunder and with respect to the Notes, each of the Company, the Guarantors, the Paying Agent and the Trustee acknowledges and agrees that all of the rights, privileges, protections, indemnities, immunities and benefits afforded to the Trustee under the Indenture, including, without limitation, its right to be indemnified, are deemed to be incorporated herein, and shall be enforceable by the Paying Agent hereunder and the Trustee hereunder, in each of its capacities hereunder, as if set forth herein in full.

Section 11.09 Force Majeure.

In no event shall the Trustee or the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of present or future law or regulation or governmental authority, (ii) labor disputes, strikes or work stoppages, (iii) accidents, (iv) acts of war or terrorism, (v) civil or military disturbances or unrest, (vi) nuclear or natural catastrophes or acts of God, (vii) epidemics or pandemics, (viii) disease, (ix) national emergency, (x) interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, (xi) communications system failure, (xii) malware or ransomware, (xiii) the unavailability of the Federal Reserve Bank wire, telex or other communication or wire facility or (xiv) unavailability of any securities clearing system; it being understood that the Trustee and the Paying Agent shall undertake commercially reasonable efforts to resume performance as soon as practicable under the circumstances.

Section 11.10 Damages.

In no event shall the Trustee or the Paying Agent be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or the Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 11.11 U.S.A. PATRIOT Act.

The parties acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 11.12 Electronic Signatures.

This First Supplemental Indenture and any certificate, agreement or other document to be signed in connection with this First Supplemental Indenture and the transactions contemplated hereby shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) in the case of this First Supplemental Indenture and any certificate, agreement or other document to be signed in connection with this First Supplemental Indenture and the transactions contemplated hereby, any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”). Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to Trustee or the Paying Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee or the Paying Agent (as applicable) by the authorized representative)), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee or the Paying Agent, including without limitation the risk of Trustee or the Paying Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

MAPLE PARENT HOLDINGS CORP.

By:	/s/ Dan Morrell
Name: Dan Morrell
Title: Vice President and Treasurer

KDP PARENT:

KEURIG DR PEPPER INC.

By:	/s/ Dan Morrell
Name: Dan Morrell
Title: Vice President and Treasurer

[Signature Page to the First Supplemental Indenture]

GUARANTORS:

234DP AVIATION, LLC
A & W CONCENTRATE COMPANY
BAI BRANDS LLC
BEVERAGES DELAWARE INC.
DP BEVERAGES INC.
DPS AMERICAS BEVERAGES, LLC
DPS BEVERAGES, INC.
DPS HOLDINGS INC.
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
MOTT’S DELAWARE LLC
MOTT’S LLP
NANTUCKET ALLSERVE, LLC
SNAPPLE BEVERAGE CORP.
SPLASH TRANSPORT, INC.
THE AMERICAN BOTTLING COMPANY

By:	/s/ Dan Morrell
Name: Dan Morrell
Title: Vice President and Treasurer

[Signature Page to the First Supplemental Indenture]

TRUSTEE, REGISTRAR AND TRANSFER AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, Registrar and Transfer Agent

By:	/s/ James Byrnes
Name: James Byrnes
Title: Vice President

PAYING AGENT:

U.S. BANK EUROPE DAC, UK BRANCH, as Paying Agent

By:	/s/ Shobita Choudhury
Name: Shobita Choudhury
Title: Authorised Signatory

[Signature Page to the First Supplemental Indenture]

SCHEDULE I

LIST OF GUARANTORS

234DP Aviation, LLC
A & W Concentrate Company
Bai Brands LLC
Beverages Delaware Inc.
DP Beverages Inc.
DPS Americas Beverages, LLC
DPS Beverages, Inc.
DPS Holdings Inc.
Dr Pepper/Seven-Up Beverage Sales Company
Dr Pepper/Seven Up Manufacturing Company
Dr Pepper/Seven Up, Inc.
Keurig Dr Pepper Inc.
Mott’s Delaware LLC
Mott’s LLP
Nantucket Allserve LLC
Snapple Beverage Corp.
Splash Transport, Inc.
The American Bottling Company

Schedule I-1

EXHIBIT A

FORM OF GLOBAL NOTE DUE 2028

[Insert Global Notes Legend, if applicable]

[Insert Restricted Notes Legend, if applicable]

CUSIP NO. [56530K AE6][U5649L AE6]

ISIN NO. [XS3320664637][XS3320664470]

COMMON CODE [332066463][332066447]

MAPLE PARENT HOLDINGS CORP.

3.495% SENIOR NOTES DUE 2028

€__________ No.: [A][S]-__

MAPLE PARENT HOLDINGS CORP., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to USB Nominees (UK) Limited, or its registered assigns, the principal sum of ___________ EURO or such other Principal Amount as shall be set forth on Schedule I hereto on March 26, 2028 and to pay interest thereon at the rate of 3.495% per annum from and including March 26, 2026, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on March 26 of each year, commencing March 26, 2027 (each an “Interest Payment Date”), until the principal hereof is paid or made available for payment. The interest rate on the Notes is subject to adjustment as set forth in the Indenture. The Company may be obligated to pay Additional Amounts in the circumstances specified in the First Supplemental Indenture.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered (a) on the immediately preceding business day of Euroclear and Clearstream for so long as the 2028 Notes are represented by Global Notes or (b) on the immediately preceding March 11 if the 2028 Notes are not represented by Global Notes, as the case may be (each, a “Regular Record Date”), immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose pursuant to the Indenture (initially the Corporate Trust Office), in Euro as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Payments of principal and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by wire transfer.

Principal and interest on the Notes, including payments made upon any redemption or repurchase of the Notes, shall be payable in Euro, subject to the substitution of the U.S. dollar as the currency for all payments in respect of such Notes following the occurrence of certain events beyond the Company’s control as described in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of two of its Officers.

Date: March 26, 2026

MAPLE PARENT HOLDINGS CORP.

By:
Name: Anthony DiSilvestro
Title: Chief Financial Officer

By:
Name: Dan Morrell
Title: Vice President and Treasurer

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 26, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

(Reverse of Note)

MAPLE PARENT HOLDINGS CORP.

3.495% SENIOR NOTES DUE 2028

1. This Note is one of a duly authorized issue of securities of the Company designated as its 3.495% Senior Notes due 2028 (the “Notes”) limited in aggregate principal amount to €__________ issued and to be issued under an indenture, dated as of March 26, 2026 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and the First Supplemental Indenture, dated as of March 26, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, as so supplemented and as it may be further amended, supplemented or otherwise modified from time to time, is herein referred to as the “Indenture”), among the Company, the guarantors named therein, the Trustee, Registrar and Transfer Agent and the Paying Agent. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), will constitute unsecured and unsubordinated indebtedness of the Company and will rank equally in right of payment with all of the Company’s current and future unsecured and unsubordinated indebtedness.

2. The Notes are subject to redemption at any time and from time to time prior to the maturity date, in whole or in part, at the Company’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the maturity date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 20 basis points less (b) interest accrued to the date of redemption; and

(ii)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

“Comparable Government Bond” means, with respect to the Notes to be redeemed prior to the maturity date, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a bond that is a direct obligation of the Federal Republic of Germany (a “German government bond”) whose maturity is closest to the maturity date of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Company, and calculated in accordance with generally accepted market practice at such time. The term “independent investment bank” means an independent investment banking institution of international standing appointed by the Company from time to time.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be first-class mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address. If and for so long as the Notes are listed on the Official List of the Exchange and if and to the extent the rules of the Authority so require, the Company will notify the Authority of any such notice to the holders of the Notes and, in connection with any redemption of the Notes, the Company will notify the Authority of any change in the principal amount of Notes outstanding. Any notice to Holders of Notes of a redemption pursuant to this paragraph 2 hereof will include, among other things set forth in the Indenture, the redemption date, the redemption price, the amount of accrued interest to the redemption date, and conditions applicable to redemption and the name and address of the Paying Agent.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of €100,000 or less will be redeemed in part unless otherwise required by law. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation to the Trustee and the Registrar of the original Note. For so long as the Notes are held by the Common Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of Clearstream and Euroclear.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

3. If a Special Mandatory Redemption Event occurs, then the Company shall redeem the outstanding Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. The Company may redeem all, but not part, of the Notes upon the occurrence of specified tax events as described in the First Supplemental Indenture.

4. Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to paragraph 2 of this Note, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to an integral multiple of €1,000) of such Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event, as such terms are defined in the Indenture. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

5. The payment of the principal of and interest on the Notes will be unconditionally guaranteed by the Guarantors, if any, on the terms set forth in the Indenture.

6. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

7. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

8. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

9. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

10. The Notes are issuable only in fully registered form, without coupons, in minimum denominations of €100,000 or any amount in excess thereof which is an integral multiple of €1,000 in book-entry form only. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

11. No service charge shall be made for any such registration of transfer or exchange, but the Company, the Paying Agent and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12. Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

13. Interest on the Notes shall be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Notes (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the applicable series of Notes), to but excluding the next scheduled Interest Payment Date or if any such day is not a Business Day, on the succeeding Business Day and Holders will not be entitled to any further interest or other payment as a result of such delay. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. The rights of Holders of beneficial interests of Notes to receive the payments of interest on such Notes are subject to the applicable procedures of Euroclear and Clearstream.

14. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, the Indenture, the Securities Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

16. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. Each Holder of this Note covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

19. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: __________________________

Signature: ____________________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is [one year]1 [40 days]2 after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Company; or

(2)	☐ pursuant to an effective registration statement under the Securities Act; or

(3)

☐ inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	☐ to a non-United States person outside the United States in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or

(5)	☐ pursuant to any other available exemption from the registration requirement of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

[1]	Rule 144A notes only
[2]	Regulation S notes only

[FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS PURSUANT TO REGULATION S]3

[Date]

Attention:

Re: Maple Parent Holdings Corp. (the “Company”)

3.495% Notes due 2028 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale or other transfer of €__________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)	the offer of the Notes was not made to a Person in the United States;

(2)

either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)	we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

[3]	Regulation S notes only

[FORM OF EXCHANGE CERTIFICATE]4

Maple Parent Holdings Corp.

6425 Hall of Fame Lane

Frisco, Texas 75034

U.S. Bank Trust Company, National Association, as Trustee and Transfer Agent

Mail Code: MA-DM-CMNB

Lunken Operations Center

5065 Wooster Road

Cincinnati, OH 45226

Attention: Global Corporate Trust

Re:	Maple Parent Holdings Corp. (the “Company”)

3.495% Notes due 2028 (the “Notes”)

Reference is hereby made to the Indenture, dated as of March 26, 2026 (the “Base Indenture”) and the First Supplemental Indenture thereto, dated as of March 26, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, as amended and supplemented from time to time, the “Indenture”), between Maple Parent Holdings Corp., a Delaware corporation, as issuer, the guarantors named therein, U.S. Bank Trust Company, National Association, as trustee, registrar and transfer agent and U.S. Bank Europe DAC, UK Branch, as paying agent. Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Notes or an interest in the Notes, in the principal amount of €__________ in such Notes or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Notes or interest in the Notes are being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

[4]	Regulation S notes only

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in Principal Amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Common Depositary

EXHIBIT B

FORM OF GLOBAL NOTE DUE 2030

[Insert Global Notes Legend, if applicable]

[Insert Restricted Notes Legend, if applicable]

CUSIP NO. [56530K AF3][U5649L AF3]

ISIN NO. [XS3320664983][XS3320664710]

COMMON CODE [332066498][332066471]

MAPLE PARENT HOLDINGS CORP.

3.881% SENIOR NOTES DUE 2030

€__________ No.: [A][S]-__

MAPLE PARENT HOLDINGS CORP., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to USB Nominees (UK) Limited, or its registered assigns, the principal sum of ___________ EURO or such other Principal Amount as shall be set forth on Schedule I hereto on March 26, 2030 and to pay interest thereon at the rate of 3.881% per annum from and including March 26, 2026, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on March 26 of each year, commencing March 26, 2027 (each an “Interest Payment Date”), until the principal hereof is paid or made available for payment. The interest rate on the Notes is subject to adjustment as set forth in the Indenture. The Company may be obligated to pay Additional Amounts in the circumstances specified in the First Supplemental Indenture.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered (a) on the immediately preceding business day of Euroclear and Clearstream for so long as the 2030 Notes are represented by Global Notes or (b) on the immediately preceding March 11 if the 2030 Notes are not represented by Global Notes, as the case may be (each, a “Regular Record Date”), immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose pursuant to the Indenture (initially the Corporate Trust Office), in Euro as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Payments of principal and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by wire transfer.

Principal and interest on the Notes, including payments made upon any redemption or repurchase of the Notes, shall be payable in Euro, subject to the substitution of the U.S. dollar as the currency for all payments in respect of such Notes following the occurrence of certain events beyond the Company’s control as described in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of two of its Officers.

Date: March 26, 2026

MAPLE PARENT HOLDINGS CORP.

By:
Name: Anthony DiSilvestro
Title: Chief Financial Officer

By:
Name: Dan Morrell
Title: Vice President and Treasurer

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 26, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

(Reverse of Note)

MAPLE PARENT HOLDINGS CORP.

3.881% SENIOR NOTES DUE 2030

1. This Note is one of a duly authorized issue of securities of the Company designated as its 3.881% Senior Notes due 2030 (the “Notes”) limited in aggregate principal amount to €__________ issued and to be issued under an indenture, dated as of March 26, 2026 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and the First Supplemental Indenture, dated as of March 26, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, as so supplemented and as it may be further amended, supplemented or otherwise modified from time to time, is herein referred to as the “Indenture”), among the Company, the guarantors named therein, the Trustee, Registrar and Transfer Agent and the Paying Agent. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), will constitute unsecured and unsubordinated indebtedness of the Company and will rank equally in right of payment with all of the Company’s current and future unsecured and unsubordinated indebtedness.

2. The Notes are subject to redemption at any time and from time to time prior to the Par Call Date, in whole or in part, at the Company’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 25 basis points less (b) interest accrued to the date of redemption; and

(ii)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” means February 26, 2030.

“Comparable Government Bond” means, with respect to the Notes to be redeemed prior to the applicable Par Call Date, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a bond that is a direct obligation of the Federal Republic of Germany (a “German government bond”) whose maturity is closest to the Par Call Date of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Company, and calculated in accordance with generally accepted market practice at such time. The term “independent investment bank” means an independent investment banking institution of international standing appointed by the Company from time to time.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be first-class mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address. If and for so long as the Notes are listed on the Official List of the Exchange and if and to the extent the rules of the Authority so require, the Company will notify the Authority of any such notice to the holders of the Notes and, in connection with any redemption of the Notes, the Company will notify the Authority of any change in the principal amount of Notes outstanding. Any notice to Holders of Notes of a redemption pursuant to this paragraph 2 hereof will include, among other things set forth in the Indenture, the redemption date, the redemption price, the amount of accrued interest to the redemption date, and conditions applicable to redemption and the name and address of the Paying Agent.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of €100,000 or less will be redeemed in part unless otherwise required by law. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation to the Trustee and the Registrar of the original Note. For so long as the Notes are held by the Common Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of Clearstream and Euroclear.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

3. If a Special Mandatory Redemption Event occurs, then the Company shall redeem the outstanding Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. The Company may redeem all, but not part, of the Notes upon the occurrence of specified tax events as described in the First Supplemental Indenture.

4. Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to paragraph 2 of this Note, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to an integral multiple of €1,000) of such Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event, as such terms are defined in the Indenture. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

5. The payment of the principal of and interest on the Notes will be unconditionally guaranteed by the Guarantors, if any, on the terms set forth in the Indenture.

6. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

7. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

8. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

9. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

10. The Notes are issuable only in fully registered form, without coupons, in minimum denominations of €100,000 or any amount in excess thereof which is an integral multiple of €1,000 in book-entry form only. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

11. No service charge shall be made for any such registration of transfer or exchange, but the Company, the Paying Agent and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12. Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

13. Interest on the Notes shall be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Notes (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the applicable series of Notes), to but excluding the next scheduled Interest Payment Date or if any such day is not a Business Day, on the succeeding Business Day and Holders will not be entitled to any further interest or other payment as a result of such delay. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. The rights of Holders of beneficial interests of Notes to receive the payments of interest on such Notes are subject to the applicable procedures of Euroclear and Clearstream.

14. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, the Indenture, the Securities Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

16. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. Each Holder of this Note covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

19. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: __________________________

Signature: ____________________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is [one year]5 [40 days]6 after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Company; or

(2)	☐ pursuant to an effective registration statement under the Securities Act; or

(3)

☐ inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	☐ to a non-United States person outside the United States in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or

(5)	☐ pursuant to any other available exemption from the registration requirement of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

[5]	Rule 144A notes only
[6]	Regulation S notes only

[FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS PURSUANT TO REGULATION S]7

[Date]

Attention:

Re: Maple Parent Holdings Corp. (the “Company”)

3.881% Notes due 2030 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale or other transfer of €__________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)	the offer of the Notes was not made to a Person in the United States;

(2)

either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)	we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

[7]	Regulation S notes only

[FORM OF EXCHANGE CERTIFICATE]8

Maple Parent Holdings Corp.

6425 Hall of Fame Lane

Frisco, Texas 75034

U.S. Bank Trust Company, National Association, as Trustee and Transfer Agent

Mail Code: MA-DM-CMNB

Lunken Operations Center

5065 Wooster Road

Cincinnati, OH 45226

Attention: Global Corporate Trust

Re:	Maple Parent Holdings Corp. (the “Company”)

3.881% Notes due 2030 (the “Notes”)

Reference is hereby made to the Indenture, dated as of March 26, 2026 (the “Base Indenture”) and the First Supplemental Indenture thereto, dated as of March 26, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, as amended and supplemented from time to time, the “Indenture”), between Maple Parent Holdings Corp., a Delaware corporation, as issuer, the guarantors named therein, U.S. Bank Trust Company, National Association, as trustee, registrar and transfer agent and U.S. Bank Europe DAC, UK Branch, as paying agent. Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Notes or an interest in the Notes, in the principal amount of €__________ in such Notes or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Notes or interest in the Notes are being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

[8]	Regulation S notes only

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in Principal Amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Common Depositary

EXHIBIT C

FORM OF GLOBAL NOTE DUE 2032

[Insert Global Notes Legend, if applicable]

[Insert Restricted Notes Legend, if applicable]

CUSIP NO. [56530K AG1][U5649L AG1]

ISIN NO. [XS3320665287][XS3320665014]

COMMON CODE [332066528][332066501]

MAPLE PARENT HOLDINGS CORP.

4.224% SENIOR NOTES DUE 2032

€__________ No.: [A][S]-__

MAPLE PARENT HOLDINGS CORP., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to USB Nominees (UK) Limited, or its registered assigns, the principal sum of ___________ EURO or such other Principal Amount as shall be set forth on Schedule I hereto on March 26, 2032 and to pay interest thereon at the rate of 4.224% per annum from and including March 26, 2026, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on March 26 of each year, commencing March 26, 2027 (each an “Interest Payment Date”), until the principal hereof is paid or made available for payment. The interest rate on the Notes is subject to adjustment as set forth in the Indenture. The Company may be obligated to pay Additional Amounts in the circumstances specified in the First Supplemental Indenture.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered (a) on the immediately preceding business day of Euroclear and Clearstream for so long as the 2032 Notes are represented by Global Notes or (b) on the immediately preceding March 11 if the 2032 Notes are not represented by Global Notes, as the case may be (each, a “Regular Record Date”), immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose pursuant to the Indenture (initially the Corporate Trust Office), in Euro as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Payments of principal and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by wire transfer.

Principal and interest on the Notes, including payments made upon any redemption or repurchase of the Notes, shall be payable in Euro, subject to the substitution of the U.S. dollar as the currency for all payments in respect of such Notes following the occurrence of certain events beyond the Company’s control as described in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of two of its Officers.

Date: March 26, 2026

MAPLE PARENT HOLDINGS CORP.

By:
Name: Anthony DiSilvestro
Title: Chief Financial Officer

By:
Name: Dan Morrell
Title: Vice President and Treasurer

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 26, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

(Reverse of Note)

MAPLE PARENT HOLDINGS CORP.

4.224% SENIOR NOTES DUE 2032

1. This Note is one of a duly authorized issue of securities of the Company designated as its 4.224% Senior Notes due 2032 (the “Notes”) limited in aggregate principal amount to €__________ issued and to be issued under an indenture, dated as of March 26, 2026 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and the First Supplemental Indenture, dated as of March 26, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, as so supplemented and as it may be further amended, supplemented or otherwise modified from time to time, is herein referred to as the “Indenture”), among the Company, the guarantors named therein, the Trustee, Registrar and Transfer Agent and the Paying Agent. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), will constitute unsecured and unsubordinated indebtedness of the Company and will rank equally in right of payment with all of the Company’s current and future unsecured and unsubordinated indebtedness.

2. The Notes are subject to redemption at any time and from time to time prior to the Par Call Date, in whole or in part, at the Company’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 25 basis points less (b) interest accrued to the date of redemption; and

(ii)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” means February 26, 2032.

“Comparable Government Bond” means, with respect to the Notes to be redeemed prior to the applicable Par Call Date, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a bond that is a direct obligation of the Federal Republic of Germany (a “German government bond”) whose maturity is closest to the Par Call Date of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Company, and calculated in accordance with generally accepted market practice at such time. The term “independent investment bank” means an independent investment banking institution of international standing appointed by the Company from time to time.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be first-class mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address. If and for so long as the Notes are listed on the Official List of the Exchange and if and to the extent the rules of the Authority so require, the Company will notify the Authority of any such notice to the holders of the Notes and, in connection with any redemption of the Notes, the Company will notify the Authority of any change in the principal amount of Notes outstanding. Any notice to Holders of Notes of a redemption pursuant to this paragraph 2 hereof will include, among other things set forth in the Indenture, the redemption date, the redemption price, the amount of accrued interest to the redemption date, and conditions applicable to redemption and the name and address of the Paying Agent.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of €100,000 or less will be redeemed in part unless otherwise required by law. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation to the Trustee and the Registrar of the original Note. For so long as the Notes are held by the Common Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of Clearstream and Euroclear.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

3. If a Special Mandatory Redemption Event occurs, then the Company shall redeem the outstanding Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. The Company may redeem all, but not part, of the Notes upon the occurrence of specified tax events as described in the First Supplemental Indenture.

4. Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to paragraph 2 of this Note, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to an integral multiple of €1,000) of such Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event, as such terms are defined in the Indenture. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

5. The payment of the principal of and interest on the Notes will be unconditionally guaranteed by the Guarantors, if any, on the terms set forth in the Indenture.

6. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

7. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

8. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

9. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

10. The Notes are issuable only in fully registered form, without coupons, in minimum denominations of €100,000 or any amount in excess thereof which is an integral multiple of €1,000 in book-entry form only. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

11. No service charge shall be made for any such registration of transfer or exchange, but the Company, the Paying Agent and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12. Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

13. Interest on the Notes shall be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Notes (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the applicable series of Notes), to but excluding the next scheduled Interest Payment Date or if any such day is not a Business Day, on the succeeding Business Day and Holders will not be entitled to any further interest or other payment as a result of such delay. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. The rights of Holders of beneficial interests of Notes to receive the payments of interest on such Notes are subject to the applicable procedures of Euroclear and Clearstream.

14. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, the Indenture, the Securities Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

16. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. Each Holder of this Note covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

19. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: __________________________

Signature: ____________________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is [one year]9 [40 days]10 after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Company; or

(2)	☐ pursuant to an effective registration statement under the Securities Act; or

(3)

☐ inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	☐ to a non-United States person outside the United States in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or

(5)	☐ pursuant to any other available exemption from the registration requirement of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

[9]	Rule 144A notes only
[10]	Regulation S notes only

[FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS PURSUANT TO REGULATION S]11

[Date]

Attention:

Re: Maple Parent Holdings Corp. (the “Company”)

4.224% Notes due 2032 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale or other transfer of €__________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)	the offer of the Notes was not made to a Person in the United States;

(2)

either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)	we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

[11]	Regulation S notes only

[FORM OF EXCHANGE CERTIFICATE]12

Maple Parent Holdings Corp.

6425 Hall of Fame Lane

Frisco, Texas 75034

U.S. Bank Trust Company, National Association, as Trustee and Transfer Agent

Mail Code: MA-DM-CMNB

Lunken Operations Center

5065 Wooster Road

Cincinnati, OH 45226

Attention: Global Corporate Trust

Re:	Maple Parent Holdings Corp. (the “Company”)

4.224% Notes due 2032 (the “Notes”)

Reference is hereby made to the Indenture, dated as of March 26, 2026 (the “Base Indenture”) and the First Supplemental Indenture thereto, dated as of March 26, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, as amended and supplemented from time to time, the “Indenture”), between Maple Parent Holdings Corp., a Delaware corporation, as issuer, the guarantors named therein, U.S. Bank Trust Company, National Association, as trustee, registrar and transfer agent and U.S. Bank Europe DAC, UK Branch, as paying agent. Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Notes or an interest in the Notes, in the principal amount of €__________ in such Notes or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Notes or interest in the Notes are being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

[12]	Regulation S notes only

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in Principal Amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Common Depositary

EXHIBIT D

FORM OF GLOBAL NOTE DUE 2035

[Insert Global Notes Legend, if applicable]

[Insert Restricted Notes Legend, if applicable]

CUSIP NO. [56530K AH9][U5649L AH9]

ISIN NO. [XS3320665527][XS3320665444]

COMMON CODE [332066552][332066544]

MAPLE PARENT HOLDINGS CORP.

4.728% SENIOR NOTES DUE 2035

€__________ No.: [A][S]-__

MAPLE PARENT HOLDINGS CORP., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to USB Nominees (UK) Limited, or its registered assigns, the principal sum of ___________ EURO or such other Principal Amount as shall be set forth on Schedule I hereto on March 26, 2035 and to pay interest thereon at the rate of 4.728% per annum from and including March 26, 2026, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on March 26 of each year, commencing March 26, 2027 (each an “Interest Payment Date”), until the principal hereof is paid or made available for payment. The interest rate on the Notes is subject to adjustment as set forth in the Indenture. The Company may be obligated to pay Additional Amounts in the circumstances specified in the First Supplemental Indenture.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered (a) on the immediately preceding business day of Euroclear and Clearstream for so long as the 2035 Notes are represented by Global Notes or (b) on the immediately preceding March 11 if the 2035 Notes are not represented by Global Notes, as the case may be (each, a “Regular Record Date”), immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose pursuant to the Indenture (initially the Corporate Trust Office), in Euro as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Payments of principal and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by wire transfer.

Principal and interest on the Notes, including payments made upon any redemption or repurchase of the Notes, shall be payable in Euro, subject to the substitution of the U.S. dollar as the currency for all payments in respect of such Notes following the occurrence of certain events beyond the Company’s control as described in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of two of its Officers.

Date: March 26, 2026

MAPLE PARENT HOLDINGS CORP.

By:
Name: Anthony DiSilvestro
Title: Chief Financial Officer

By:
Name: Dan Morrell
Title: Vice President and Treasurer

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 26, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

(Reverse of Note)

MAPLE PARENT HOLDINGS CORP.

4.728% SENIOR NOTES DUE 2035

1. This Note is one of a duly authorized issue of securities of the Company designated as its 4.728% Senior Notes due 2035 (the “Notes”) limited in aggregate principal amount to €__________ issued and to be issued under an indenture, dated as of March 26, 2026 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and the First Supplemental Indenture, dated as of March 26, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, as so supplemented and as it may be further amended, supplemented or otherwise modified from time to time, is herein referred to as the “Indenture”), among the Company, the guarantors named therein, the Trustee, Registrar and Transfer Agent and the Paying Agent. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), will constitute unsecured and unsubordinated indebtedness of the Company and will rank equally in right of payment with all of the Company’s current and future unsecured and unsubordinated indebtedness.

2. The Notes are subject to redemption at any time and from time to time prior to the Par Call Date, in whole or in part, at the Company’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 30 basis points less (b) interest accrued to the date of redemption; and

(ii)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” means December 26, 2034.

“Comparable Government Bond” means, with respect to the Notes to be redeemed prior to the applicable Par Call Date, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a bond that is a direct obligation of the Federal Republic of Germany (a “German government bond”) whose maturity is closest to the Par Call Date of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Company, and calculated in accordance with generally accepted market practice at such time. The term “independent investment bank” means an independent investment banking institution of international standing appointed by the Company from time to time.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be first-class mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address. If and for so long as the Notes are listed on the Official List of the Exchange and if and to the extent the rules of the Authority so require, the Company will notify the Authority of any such notice to the holders of the Notes and, in connection with any redemption of the Notes, the Company will notify the Authority of any change in the principal amount of Notes outstanding. Any notice to Holders of Notes of a redemption pursuant to this paragraph 2 hereof will include, among other things set forth in the Indenture, the redemption date, the redemption price, the amount of accrued interest to the redemption date, and conditions applicable to redemption and the name and address of the Paying Agent.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of €100,000 or less will be redeemed in part unless otherwise required by law. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation to the Trustee and the Registrar of the original Note. For so long as the Notes are held by the Common Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of Clearstream and Euroclear.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

3. If a Special Mandatory Redemption Event occurs, then the Company shall redeem the outstanding Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. The Company may redeem all, but not part, of the Notes upon the occurrence of specified tax events as described in the First Supplemental Indenture.

4. Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to paragraph 2 of this Note, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to an integral multiple of €1,000) of such Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event, as such terms are defined in the Indenture. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

5. The payment of the principal of and interest on the Notes will be unconditionally guaranteed by the Guarantors, if any, on the terms set forth in the Indenture.

6. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

7. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

8. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

9. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

10. The Notes are issuable only in fully registered form, without coupons, in minimum denominations of €100,000 or any amount in excess thereof which is an integral multiple of €1,000 in book-entry form only. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

11. No service charge shall be made for any such registration of transfer or exchange, but the Company, the Paying Agent and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12. Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

13. Interest on the Notes shall be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Notes (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the applicable series of Notes), to but excluding the next scheduled Interest Payment Date or if any such day is not a Business Day, on the succeeding Business Day and Holders will not be entitled to any further interest or other payment as a result of such delay. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. The rights of Holders of beneficial interests of Notes to receive the payments of interest on such Notes are subject to the applicable procedures of Euroclear and Clearstream.

14. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, the Indenture, the Securities Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

16. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. Each Holder of this Note covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

19. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: __________________________

Signature: ____________________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is [one year]13 [40 days]14 after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Company; or

(2)	☐ pursuant to an effective registration statement under the Securities Act; or

(3)

☐ inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	☐ to a non-United States person outside the United States in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or

(5)	☐ pursuant to any other available exemption from the registration requirement of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

[13]	Rule 144A notes only
[14]	Regulation S notes only

[FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS PURSUANT TO REGULATION S]15

[Date]

Attention:

Re: Maple Parent Holdings Corp. (the “Company”)

4.728% Notes due 2035 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale or other transfer of €__________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)	the offer of the Notes was not made to a Person in the United States;

(2)

either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)	we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

[15]	Regulation S notes only

[FORM OF EXCHANGE CERTIFICATE]16

Maple Parent Holdings Corp.

6425 Hall of Fame Lane

Frisco, Texas 75034

U.S. Bank Trust Company, National Association, as Trustee and Transfer Agent

Mail Code: MA-DM-CMNB

Lunken Operations Center

5065 Wooster Road

Cincinnati, OH 45226

Attention: Global Corporate Trust

Re:	Maple Parent Holdings Corp. (the “Company”)

4.728% Notes due 2035 (the “Notes”)

Reference is hereby made to the Indenture, dated as of March 26, 2026 (the “Base Indenture”) and the First Supplemental Indenture thereto, dated as of March 26, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, as amended and supplemented from time to time, the “Indenture”), between Maple Parent Holdings Corp., a Delaware corporation, as issuer, the guarantors named therein, U.S. Bank Trust Company, National Association, as trustee, registrar and transfer agent and U.S. Bank Europe DAC, UK Branch, as paying agent. Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Notes or an interest in the Notes, in the principal amount of €__________ in such Notes or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Notes or interest in the Notes are being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

[16]	Regulation S notes only

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in Principal Amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Common Depositary

ANNEX

FORM OF NOTICE OF SPECIAL MANDATORY REDEMPTION

NOTICE OF FULL SPECIAL MANDATORY REDEMPTION

TO THE HOLDERS OF

MAPLE PARENT HOLDINGS CORP.

[•]% NOTES DUE 20[•]

(CUSIP No. [•]/ Reg S: [•])17

(ISIN No. [•]/ Reg S: [•])18

(Common Code: [•]/ Reg S: [•])19

NOTICE IS HEREBY GIVEN that MAPLE PARENT HOLDINGS CORP., a Delaware corporation (the “Company”), pursuant to the First Supplemental Indenture dated as of March 26, 2026 (the “First Supplemental Indenture”) to the Indenture, dated as of March 26, 2026 (the “Base Indenture” and as supplemented or amended from time to time, including by the First Supplemental Indenture, the “Indenture”), among the Company and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), shall redeem all of its outstanding [•]% Notes due [•], 20[•] (the “Notes”) on [ ], 20[•] (the “Special Mandatory Redemption Date”) pursuant to Section 4.01 of the First Supplemental Indenture. The Redemption Price for each Note will be €1,010 per €1,000 principal amount thereof (the “Special Mandatory Redemption Price”), plus accrued and unpaid interest thereon from the [[Issue Date][insert most recent Interest Payment Date on which interest has been paid]] to, but excluding, the Special Mandatory Redemption Date. Capitalized terms used herein (but otherwise not defined herein) shall have such meanings as set forth in the Indenture.

[17]	Rule 144A notes: 3.495% Senior Notes due 2028: 56530K AE6; 3.881% Senior Notes due 2030: 56530K AF3; 4.224% Senior Notes due 2032: 56530K AG1; 4.728% Senior Notes due 2035: 56530K AH9

Regulation S notes: 3.495% Senior Notes due 2028: U5649L AE6; 3.881% Senior Notes due 2030: U5649L AF3; 4.224% Senior Notes due 2032: U5649L AG1; 4.728% Senior Notes due 2035: U5649L AH9

[18]	Rule 144A notes: 3.495% Senior Notes due 2028: XS3320664637; 3.881% Senior Notes due 2030: XS3320664983; 4.224% Senior Notes due 2032: XS3320665287; 4.728% Senior Notes due 2035: XS3320665527

Regulation S notes: 3.495% Senior Notes due 2028: XS3320664470; 3.881% Senior Notes due 2030: XS3320664710; 4.224% Senior Notes due 2032: XS3320665014; 4.728% Senior Notes due 2035: XS3320665444

[19]	Rule 144A notes: 3.495% Senior Notes due 2028: 332066463; 3.881% Senior Notes due 2030: 332066498; 4.224% Senior Notes due 2032: 332066528; 4.728% Senior Notes due 2035: 332066552

Regulation S notes: 3.495% Senior Notes due 2028: 332066447; 3.881% Senior Notes due 2030: 332066471; 4.224% Senior Notes due 2032: 332066501; 4.728% Senior Notes due 2035: 332066544

1

The Indenture provides that upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price of all Notes to be redeemed on the Special Mandatory Redemption Date with the Paying Agent by no later than 12:00 p.m., London time, on such Special Mandatory Redemption Date, the Notes shall cease to bear interest, and all rights and obligations under the Notes shall terminate.

In order to receive the redemption payment, the Notes called for redemption must be surrendered for payment at the following location of the Trustee and Paying Agent. Notes to be redeemed must be surrendered for payment: (a) in book-entry form by transferring the Notes to be redeemed to the Trustee and the Paying Agent in accordance with Applicable Procedures; or (b) by delivering the Notes to be redeemed to the Trustee at:

U.S. Bank Trust Company, National Association

111 East Fillmore Ave EP-MN-WS2N

St. Paul, MN 55107

Attention: GCT Bondholder Services

Phone Inquiries: 1-800-934-6802

The method of delivery of the Notes is at the election and risk of the Holder. If delivered by mail, certified or registered mail, properly insured, is recommended. Direct inquiries related to procedures to redeem the Notes should be directed to the Trustee by telephone at 1-800-934-6802.

No representation is being made as to the correctness of the CUSIP numbers either as printed on the Notes or as contained in this notice. Holders should rely only on the other identification numbers printed on the Notes.

IMPORTANT NOTICE

For Holders of Notes who have not established an exemption, payments made upon the redemption of the Notes may be subject to U.S. federal withholding of 24% of the payments to be made, as and to the extent required by the provisions of the U.S. Internal Revenue Code. To establish an exemption from such withholding, Holders of Notes should submit a properly executed Internal Revenue Service Form W-9 (or applicable Form W-8) when surrendering their Notes for payment.

Date: [ ], 20[ ]

By: MAPLE PARENT HOLDINGS CORP.

2